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                                                                    Exhibit 4.04
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                                CREDIT AGREEMENT

                                      AMONG

                       PUBLIC SERVICE COMPANY OF COLORADO;

                          KEYBANK NATIONAL ASSOCIATION,
            AS ADMINISTRATIVE AGENT, BOOK MANAGER AND LEAD ARRANGER;

                                       AND

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                           CLOSING DATE: JUNE 24, 2003

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                          $300,000,000 CREDIT FACILITY

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                                CREDIT AGREEMENT

                            Dated as of June 24, 2003

Public Service Company of Colorado, a Colorado corporation; the Banks, as defined below and KeyBank National Association, a national banking association having its principal office in Cleveland, Ohio, as administrative agent, book manager and lead arranger for the Banks agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1 DEFINITIONS.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular.

         "Accounting Practices Change" means any change in the Borrower's accounting practices that is permitted or required under the standards of the Financial Accounting Standards Board.

         "Acquisition Target" means any Person becoming a Subsidiary of the Borrower after the date hereof; any Person that is merged into or consolidated with the Borrower or any Subsidiary of the Borrower after the date hereof; or any Person with respect to whom all or a substantial part of that Person's assets are acquired by the Borrower or any Subsidiary of the Borrower after the date hereof.

         "Act" means the Securities Act of 1933, as amended.

         "Additional Bank" means a financial institution that becomes a Bank pursuant to the procedures set forth in Section 9.1.

         "Agent-Related Persons" means the Agent (including any successor agent), together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Advance" means an advance by the Banks to the Borrower pursuant to
Article II.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 25% or more of the voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means KeyBank acting in its capacity as administrative agent for itself and the other Banks hereunder.

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         "Agreement" means this Credit Agreement, as it may be amended, modified or restated from time to time in accordance with Section 9.2.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Arranger" means KeyBank, in its capacity as lead arranger and sole book manager.

         "Assignment Agreement" has the meaning set forth in Section 9.1.

         "Authorizing Order" means any order of the PUC or any other regulatory body having jurisdiction over the Borrower or the Parent authorizing and/or restricting the indebtedness that may be created from time to time hereunder (whether on account of Advances or otherwise) or under the Pledged Securities.

         "Banks" means KeyBank, acting on its own behalf and not as the Agent, each of the undersigned banks and any financial institution that becomes a Bank pursuant to the procedures set forth in Section 9.1, collectively.

         "Borrower" means Public Service Company of Colorado, a Colorado corporation and a party to this Agreement.

         "Borrowing" means a borrowing under Article II consisting of Advances made to the Borrower at the same time by each of the Banks severally.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Rate Fundings, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Capitalized Lease" means any lease that in accordance with GAAP should be capitalized on the balance sheet of the lessee thereunder.

         "Change of Control" means, with respect to any corporation, either (i) the acquisition by any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) of beneficial ownership (as defined in Rules 13d-3 and 13d-5 of the SEC, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the then-outstanding voting capital stock of such corporation; or (ii) a change in the composition of the board of directors of such corporation or any corporate parent of such corporation such that continuing directors cease to constitute more than 50% of such board of directors. As used in this definition, "continuing directors" means, as of any date, (i) those members of the board of directors of the applicable corporation who

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assumed office prior to such date, and (ii) those members of the board of directors of the applicable corporation who assumed office after such date and whose appointment or nomination for election by that corporation's shareholders was approved by a vote of at least 50% of the directors of such corporation in office immediately prior to such appointment or nomination.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

         "Commitment" means, with respect to each Bank, that Bank's commitment to make Advances pursuant to Article II.

         "Commitment Amount" means, with respect to each Bank, the amount set forth opposite that Bank's name in Exhibit A or on any Assignment Agreement.

         "Commitment Termination Date" means 30 days after the Effective Date, or any earlier date of termination in whole of the Commitments pursuant to
Section 7.2.

         "Compliance Certificate" means a certificate in substantially the form of Exhibit C, or such other form as the Borrower and the Banks may from time to time agree upon in writing, executed by the chief financial officer or treasurer of the Borrower, (i) setting forth relevant facts in reasonable detail the computations as to whether or not the Borrower is in compliance with the requirements set forth in Sections 6.7 and 6.8 (ii) stating that the financial statements delivered therewith have been prepared in accordance with GAAP, subject, in the case of interim financial statements, to year-end audit adjustments, and (iii) stating whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported or remedied and, if so, stating in reasonable detail the facts with respect thereto.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

         "Debt Securities" means any debt issued by any Person consisting of bonds, debentures, senior or subordinated notes or other debt securities, in exchange for cash.

         "Default" means an event that, with the giving of notice, the passage of time or both, would constitute an Event of Default.

         "EBIT" means, with respect to any period:

         (i) (A) the after-tax net income of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding (B) non-operating gains and losses (including extraordinary or unusual gains and losses, gains and losses from discontinuance of operations, gains and losses arising from the sale of assets other than inventory, and other non-recurring gains and losses)

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         plus

         (ii) the sum of the following to the extent deducted in arriving at the after-tax net income determined in clause (i)(A) of this definition (but without duplication for any item):

                  (A)      Interest Expense, and

                  (B) income tax expense of the Borrower and its Subsidiaries.

         "Effective Date" means the first date on or after the date hereof on which all conditions set forth in Section 3.1 have been satisfied.

         "Eligible Lender" means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $250,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the United States; or
(c) a person controlled by, controlling, or under common control with any entity identified in clause (a) or (b) above.

         "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1252 et seq., the Clean Water Act, 33 U.S.C. Section 1321 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, all as may be from time to time amended.

         "Equity Securities" of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing, other than convertible debt securities which have not been converted into common stock, preferred stock, participations, shares, partnership interests or other equity interests in any such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Rate Funding for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that (i) if Reuters Screen FRBD is not available to the Agent for any reason, the

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applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which KeyBank or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of KeyBank's relevant Eurodollar Rate Funding and having a maturity equal to such Interest Period.

         "Eurodollar Rate" means, with respect to a Eurodollar Rate Funding for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Eurodollar Rate Margin.

         "Eurodollar Rate Funding" means any Borrowing, or any portion of the principal balance of the Advances, bearing interest at a Eurodollar Rate.

         "Eurodollar Rate Margin" means a percentage, determined as set forth in
Section 2.6.

         "Event of Default" has the meaning specified in Section 7.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Credit Facility" means that certain Credit Agreement, in the amount of $350,000,000, dated as of May 16, 2003, by and among the Borrower, Bank One, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, and the other financial institutions party thereto.

         "Excluded Taxes" has the meaning specified in Section 2.17.

         "Facility Termination Date" means June 23, 2004.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Fee Letter" means the separate agreement dated as of the Effective Date between the Borrower and the Agent, setting forth the terms of certain fees to be paid by the Borrower to the Agent for the Agent's own behalf.

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         "First Collateral Trust Securities" means securities issued pursuant to the terms of the First Collateral Trust Securities Indenture.

         "First Collateral Trust Securities Indenture" means the Indenture dated as of October 1, 1993 as amended or supplemented from time to time, from the Borrower to U.S. Bank Trust National Association (formerly, First Trust of New York, National Association), as successor trustee to Morgan Guaranty Trust Company of New York.

         "First Mortgage Bond Indenture" means the Indenture dated as of December 1, 1939 from the Borrower to U.S. Bank Trust National Association, as successor trustee thereunder, as amended or supplemented from time to time.

         "First Mortgage Bonds" means bonds issued pursuant to the terms of the First Mortgage Bond Indenture.

         "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Floating Rate Margin, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Funding" means any Borrowing, or any portion of the principal balance of the Advances, bearing interest at the Floating Rate.

         "Floating Rate Margin" means a percentage, determined as set forth in
Section 2.6.

         "Funded Debt" of any Person means (without duplication) (i) all indebtedness of such Person for borrowed money; (ii) the deferred and unpaid balance of the purchase price owing by such Person on account of any assets or services purchased (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 180 days unless being contested in good faith) if such purchase price is (A) due more than nine months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or a similar written instrument; (iii) all Capitalized Lease obligations; (iv) all indebtedness secured by a Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person or is nonrecourse to such Person; (v) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than such notes or drafts for the deferred purchase price of assets or services to the extent such purchase price is excluded from clause (ii) above); (vi) indebtedness evidenced by bonds, notes or similar written instrument; (vii) the face amount of all letters of credit and bankers' acceptances issued for the account of such Person, and without duplication, all drafts drawn thereunder (other than such letters of credit, bankers' acceptances and drafts for the deferred purchase price of assets or services to the extent such purchase price is excluded from clause (ii) above);
(viii) net obligations of such Person under Swap Contracts which constitute interest rate agreements or currency agreements; (ix) guaranty obligations of such Person with respect to indebtedness for borrowed money of another Person (including Affiliates); (x) all Off-Balance Sheet Liabilities of such Person; and (xi) in the case of the Borrower, any amounts due under the Trust Preferred Securities; provided, however, that in no event shall any calculation of Funded Debt of the Borrower include (y) deferred taxes, or (z) so long as the Pledged Securities

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are held by the Agent pursuant to this Agreement and have not been sold or otherwise disposed of by foreclosure, any obligation of the Borrower under the Pledged Securities.

         "GAAP" means generally accepted accounting principles as in effect from time to time applied on a basis consistent with the accounting practices applied in the financial statements of the Borrower referred to in Section 4.5, except for changes concurred in by the Borrower's independent public accountants and disclosed in the Borrower's financial statements or notes thereto.

         "Governmental Authority" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (c) any court, administrative tribunal or public utility commission.

         "Hazardous Substance" means any asbestos, urea-formaldehyde, polychlorinated biphenyls ("PCBs"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law.

         "Indentures" means the First Collateral Trust Securities Indenture and the First Mortgage Bond Indenture.

         "Interest Coverage Ratio" means, as of the end of any fiscal quarter of the Borrower, the ratio of (i) EBIT during the 4-quarter period ending on that quarter-end, to (ii) Interest Expense during such period.

         "Interest Expense" means, with respect to any period, the aggregate interest expense (including capitalized interest) of the Borrower and its Subsidiaries (determined on a consolidated basis) for such period, including but not limited to the interest portion of any Capitalized Lease and interest expenses associated with Trust Preferred Securities; provided, however, that the foregoing shall be adjusted to reflect only the net effect of any interest rate swap, interest hedging transaction or other similar arrangement entered into by the Borrower or any Subsidiary to reduce or eliminate variations in its interest expenses.

         "Interest Period" means, with respect to any Advance bearing interest at a Eurodollar Rate, a period of one, two or three months beginning on a Business Day, as elected by the Borrower.

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "KeyBank" means KeyBank National Association, a national banking association having its principal office in Cleveland, Ohio, in its individual capacity, and its successors.

         "Laws" or "Law" means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof,

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and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "Level Status" means Level I, Level II, Level III, Level IV or Level V, each as determined pursuant to Section 2.6.

         "Lien" means any mortgage, deed of trust, lien, pledge, security interest or other charge or encumbrance, of any kind whatsoever, including but not limited to the interest of the lessor or titleholder under any Capitalized Lease, title retention contract or similar agreement.

         "Loan Documents" means this Agreement, the Notes and the Pledged Securities, if issued pursuant to Section 7.3.

         "Material Adverse Change" means a material adverse change in the business, condition (financial or otherwise), or operations of the Borrower and its Subsidiaries taken as a whole.

         "Material Part of the Assets" means assets with a net book value in excess of 10% of the total assets of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP, as shown on the most recent balance sheet of the Borrower and its Subsidiaries available as of the date of the determination.

         "Moody's" means Moody's Investors Service, Inc.

         "Moody's Rating" shall mean the rating assigned by Moody's to the Borrower's senior unsecured long-term debt.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

         "Note" has the meaning set forth in Section 2.1.

         "Obligations" means each and every debt, liability and obligation of every type and description arising under any of the Loan Documents which the Borrower may now or at any time hereafter owe to any Bank or the Agent, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, including but not limited to principal of and interest on the Notes and all fees due under this Agreement, the Fee Letter or any Loan Documents and the obligation to issue, execute and deliver the Pledged Securities pursuant to Section 7.3.

         "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease and (iii) all Synthetic Lease Obligations of such Person.

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee.

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         "Organizational Documents" means, (i) with respect to any corporation, the articles of incorporation and bylaws of such corporation, (ii) with respect to any partnership, the partnership agreement of such partnership, (iii) with respect to any limited liability company, the articles of organization and operating agreement of such company, and (iv) with respect to any entity, any and all other shareholder, partner or member control agreements and similar organizational documents relating to such entity.

         "Outstandings" means, at any time, an amount equal to the aggregate principal balance of the Advances then outstanding.

         "Outstandings Percentage" means, at any time, the ratio (expressed as a percentage) of the aggregate Outstandings to the aggregate Commitment Amounts.

         "Parent" means Xcel Energy Inc., a Minnesota corporation.

         "Participating Affiliate" means, (a) with respect to any Bank, (i) an Affiliate of such Bank or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Bank or an Affiliate of such Bank and (b) with respect to any Bank that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

         "Payment Demand" means a written notice given by the Agent to the Trustee stating that the principal of the Pledged Securities has become due and payable and specifying the amount of funds required to make such payment.

         "Percentage" means, with respect to each Bank, the ratio of (i) that Bank's Commitment Amount, to (ii) the aggregate Commitment Amounts of all of the Banks. For purposes of this definition only, following the Commitment Termination Date, each Bank's Commitment Amount shall be deemed to be the principal balance outstanding of that Bank's Note.

         "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Borrower or any Subsidiary thereof existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or to be held by such Person or its Subsidiaries, changes in the value of securities issued by such Person or its Subsidiaries in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligations to make payments on outstanding transactions to the defaulting party.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

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         "Plan" means an employee benefit plan established or maintained by the
Borrower or any Subsidiary or ERISA Affiliate and covered by Title IV of ERISA.

         "Pledged Securities" means those certain Securities (as defined in the First Collateral Trust Securities Indenture) to be issued in favor of the Agent for the benefit of Banks under the First Collateral Trust Securities Indenture in accordance with the terms of Section 7.3 hereof.

         "Pledged Securities Deliverables" means the following, each of which is to be delivered to the Agent concurrently with, and as a condition precedent to, issuance and delivery of the Pledged Securities pursuant to Section 7.3: (i) all required certificates, covenants, consents, and approvals from all requisite Governmental Authorities required to authenticate and deliver the Pledged Securities; (ii) a Pledged Securities Compliance Certificate executed by the Chief Financial Officer or Treasurer or Chief Executive Officer of the Borrower in the form of Exhibit G attached hereto; and (iii) a legal opinion of counsel to the Borrower, reasonably satisfactory to the Agent, that the Pledged Securities are duly authorized and valid and enforceable in accordance with their terms.

         "Pledged Securities Order" means that certain Order of the Commission Granting Application In Part, adopted by the PUC on March 26, 2003, as Decision No. C03-0306, relating to the Borrower's issuance of Collateral Securities (as defined in the Pledged Securities Order), Short-Term Debt Securities (as defined in the Pledged Securities Order) and Non-collateral Securities (as defined in the Pledged Securities Order).

         "Pledged Securities Shortfall" means the aggregate principal amount of the Outstandings less the aggregate amount of the Pledged Securities.

         "Prepayment Proceeds" means cash proceeds from any issuance of Equity Securities or Debt Securities of the Borrower, net of reasonable out-of-pocket transaction fees and expenses, including without limitation legal and accounting fees and expenses, other professional fees and expenses, recording tax expenses and commissions (including investment banking fees).

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced by KeyBank (which is not necessarily the lowest rate charged to any customer), from time to time, changing when and as said prime rate changes. Such prime rate is a rate set by KeyBank based upon various factors including KeyBank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by KeyBank shall take effect at the opening of business on the day specified in the public announcement of such change If KeyBank ceases to establish or publish a prime rate, the applicable Alternate Base Rate thereafter shall be instead the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported).

         "PSCo 8-3/4% First Mortgage Bonds" means the Borrower's 8-3/4% First Mortgage Bonds, in an outstanding principal amount of $144,840,000, issued pursuant to the First Mortgage Bond Indenture bearing interest at 8-3/4%, with a maturity date of March 1, 2022.

         "PSCo Capital Trust I Securities" means the 7.60% Trust Originated Preferred Securities issued by PSCo Capital Trust I.

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         "PUC" means the Public Utilities Commission of the State of Colorado.

         "PUHCA" has the meaning set forth in Section 4.16.

         "Related First Mortgage Bonds" means the First Mortgage Bonds on the basis of which the Pledged Securities are issued and which, upon issuance of the Pledged Securities, will be held by the trustee under the First Collateral Trust Securities Indenture.

         "Reportable Event" means (i) a "reportable event", described in Section 4043 of ERISA and the regulations issued thereunder, in respect of any Plan,
(ii) a withdrawal from any Plan, as described in Section 4063 of ERISA, (iii) an action to terminate a Plan for which a notice is required to be filed under
Section 4041 of ERISA, (iv) any other event or condition that could reasonably be expected to constitute grounds for termination by the Pension Benefit Guaranty Corporation of, or the appointment by the appropriate United States District Court of a trustee to administer, any Plan, or (v) a complete or partial withdrawal from a Multiemployer Plan as described in Sections 4203 and 4205 of ERISA.

         "Required Banks" means (i) in the case where there are two (2) or fewer Banks, an aggregate Percentage of 100%; or (ii) in the case where there are more than two (2) Banks, an aggregate Percentage of at least 66.67% (including, in both cases, where relevant, Additional Banks).

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Restricted Subsidiary" means a Subsidiary any of whose debts, liabilities or obligations (i) have been guarantied by the Borrower, (ii) with respect to which the Borrower is in any other manner obligated for the payment of money or otherwise to provide financial support, or (iii) are secured in whole or in part by any property of the Borrower.

         "S&P" means Standard & Poors Ratings Group, a division of McGraw-Hill Corporation.

         "S&P Rating" shall mean the rating assigned by S&P to the Borrower's senior unsecured long-term debt.

         "SEC" means the Securities and Exchange Commission.

         "Sale and Leaseback Transaction" means any arrangement, directly or indirectly, with any Person whereby a seller or transferor shall sell or otherwise transfer any real or personal property and concurrently therewith lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or substantially similar property.

         "Solvent" means, with respect to any Person, that as of the date of determination (i) the fair market value of the property of such Person is (A) greater than the total liabilities (including contingent liabilities) of such Person, and (B) not less than the amount that will be required to pay the probable liabilities on such Person's debts as they come due, considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (iv) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that would reasonably be expected to become an actual or matured liability.

         "Subsidiary" means (i) any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries, (ii) any partnership of which more than 50% of the partnership interest therein are directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries, and (iii) any limited liability company or other form of business organization the effective control of which is held by the Borrower, the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

         "Swap Contracts" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (i) a so-called synthetic or off-balance sheet or tax retention lease or
(ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment). The amount of Synthetic Lease Obligations of any Person under any such lease or agreement shall be the amount which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP if such lease or agreement were accounted for as a Capitalized Lease.

         "Tangible Net Worth" means shareholders' equity (including preferred stock), less intangible assets included in calculating such shareholders' equity, all determined in accordance with GAAP. For purposes of the foregoing calculation, intangible assets shall include but not be limited to the value of patents, trademarks, trade names, copyrights, licenses, premiums paid on indebtedness, good will, prepaid expenses, deferred charges and treasury stock. Tangible Net Worth with respect to the Borrower shall at all times be determined with respect to the Borrower and its Subsidiaries on a consolidated basis.

         "Total Capital" means the sum of (A) stockholders' equity (which is the sum of common stock, premium on common stock and retained earnings and which excludes the Trust Preferred Securities to the extent included in Funded Debt), and (B) Funded Debt, all determined with respect to the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

         "Trust Preferred Securities" means any preferred securities issued by a Trust Preferred Securities Subsidiary, where such preferred securities have the following characteristics:

                  (i) such Trust Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to the Borrower or a wholly-owned direct or indirect Subsidiary of the Borrower in exchange for subordinated debt issued by the Borrower or such wholly-owned direct or indirect Subsidiary, respectively;

                  (ii) such preferred securities contain terms providing for the deferral of interest payments corresponding to provisions providing for the deferral of interest payments on the subordinated debt; and

                  (iii) the Borrower or a wholly-owned direct or indirect Subsidiary of the Borrower (as the case may be) makes periodic interest payments on the subordinated debt, which interest payments are in turn used by the Trust Preferred Securities Subsidiary to make corresponding payments to the holders of such preferred securities.

         "Trust Preferred Securities Subsidiary" means any Delaware business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries of the Borrower) at all times by the Borrower, (ii) that has been formed for the purpose of issuing Trust Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of subordinated debt issued by the Borrower or a wholly-owned direct or indirect Subsidiary of the Borrower (as the case may be) and payments made from time to time on such subordinated debt.

         "Trustee" means U.S. Bank Trust National Association, as successor trustee under the First Collateral Trust Securities Indenture, or any successor trustee thereunder.

         "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

SECTION 1.2 TIMES.

All references to times of day in this Agreement shall be references to New York, New York time unless otherwise specifically provided.

SECTION 1.3 ACCOUNTING TERMS AND DETERMINATIONS.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; provided that in the event of any Accounting Practices Change, then the Borrower's compliance with the covenants set forth in Section 6.7 and 6.8 shall be determined on the basis of generally accepted accounting principles in effect immediately before giving effect to the Accounting Practices Change, until such covenants are amended in a manner satisfactory to the Borrower and the Required Banks in accordance with Section
10.13 hereof.

                                   ARTICLE II
                          AMOUNT AND TERMS OF THE LOANS

SECTION 2.1 COMMITTED ADVANCES.

Each Bank agrees, severally but not jointly, on the terms and subject to the conditions hereinafter set forth, to make Advances to the Borrower from time to time during the thirty (30) day period beginning on the Effective Date and ending on the Commitment Termination Date in an aggregate amount not to exceed at any time outstanding that Bank's Commitment Amount. Within the limits of each Bank's Commitment Amount and the thirty (30) day draw period, the Borrower may borrow (solely for the purposes set forth in Section 5.10) and prepay pursuant to Sections 2.10 and 2.11. The Advances made by each Bank under this Section 2.1 shall be evidenced by and repayable with interest in accordance with a single promissory note of the Borrower (each, a "Note") payable to the order of that Bank, substantially in the form of Exhibit B hereto, dated the date hereof. Each Advance shall bear interest on the unpaid principal amount thereof from the date thereof until paid as set forth in Section 2.3.

SECTION 2.2 PROCEDURE FOR MAKING ADVANCES.

Each Borrowing under Section 2.1 shall occur following written notice from the Borrower to the Agent or telephonic request from any person purporting to be authorized to request Advances on behalf of the Borrower. Each such notice or request shall specify (i) the date of the requested Borrowing, (ii) the amount thereof, and (iii) if any portion of such Borrowing will bear interest at a Eurodollar Rate, the Interest Period selected by the Borrower with respect thereto. Such notice or request must be received by the Agent not later than 10:00 a.m. on the day on which such Borrowing is to occur or, if all or any portion of the Borrowing will bear interest at a Eurodollar Rate, not later than three Business Days prior to the date on which such Borrowing is to occur. Concurrent with any such notice or request, the Borrower shall deliver to the Agent in writing (which may be by facsimile transmission) the certificate required by Section 3.2(b). Upon receiving a request for a Borrowing under
Section 2.1, and in any event not later than 1:30 p.m. on the date that the requested Borrowing is to occur, or, if the requested Borrowing is to bear interest at a Eurodollar Rate, the close of business on the day that the request is received, the Agent will notify the Banks of the amount of the requested Borrowing, the amount of each Bank's Advance with respect thereto, and, if applicable, the fact that the Borrower has elected a Eurodollar Rate and the Interest Period selected by the Borrower. Upon fulfillment of the applicable conditions set forth in Article III, each Bank shall remit its Percentage of the requested Borrowing to the Agent in immediately available funds. So long as a Bank receives notice of the requested Borrowing prior to 1:30 p.m. on the date that the requested Borrowing is to occur, or, if the requested Borrowing is to bear interest at a Eurodollar Rate, the close of business on the day that the request is received, that Bank will make its Advance with respect to that Borrowing available to the Agent by wire transfer of immediately available funds to the Agent not later than 4:00 p.m. on the date called for in such notice. Prior to the close of business on the day of the requested Borrowing, the Agent shall disburse such funds by crediting the same to the Borrower's demand deposit account maintained with the Agent or in such other manner as the Agent and the Borrower may from time to time agree. The Agent shall have no obligation to disburse the requested Borrowing if any condition set forth in
Article III has not been satisfied on the day of the requested Borrowing. The initial Borrowing shall be in the amount of $50,000,000 or an integral multiple of $1,000,000 greater than $50,000,000. Each subsequent Borrowing shall be in the amount of $10,000,000 or an integral multiple of $1,000,000 greater than $10,000,000. The Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Agent. However, the Borrower shall be obligated to repay all Advances for which it actually received the moneys (including but not limited to all Advances the proceeds of which were deposited in any account of the Borrower) or in respect of which the Agent reasonably believed the person requesting the same to be authorized to do so, notwithstanding the fact that the person requesting the same was not in fact authorized so to do. Any request for an Advance shall be deemed to be a representation that (i) the representations and warranties in
Article IV are true and correct on and as of the date of such Advance (except to the extent such representation or warranty specifically relates to an earlier date); and (ii) no event has occurred and is continuing, or would result from such Advance, which constitutes a Default or an Event of Default.

SECTION 2.3 INTEREST.

                  (a) Each Advance shall bear interest on the unpaid principal amount thereof from the date thereof until paid as set forth in this Section 2.3.

                  (b) Unless the Borrower elects a Eurodollar Rate pursuant to this Section, the principal balance of each Advance shall bear interest at the Floating Rate.

                  (c) At the election of the Borrower, which may be exercised from time to time, the Borrower may request in writing or by telephone that a Eurodollar Rate be applicable for the portion of the outstanding principal balance of the Advances (including any Advance requested or to be requested) and for the Interest Period indicated by the Borrower in its request. The portion of the outstanding balance of the Advances for which a Eurodollar Rate is requested (i) must be in the amount (as to all Advances combined) of $5,000,000 or an integral multiple of $1,000,000 greater than $5,000,000, and (ii) if such request relates to Advances already outstanding, must, on the first day of the applicable Interest Period, either (1) bear interest at the Floating Rate, or (2) bear interest at a Eurodollar Rate with respect to which the Interest Period expires on such first day. In no event may the Borrower select an Interest Period extending beyond the Facility Termination Date. A request for a Eurodollar Rate (i) must be received by the Agent before 10:00 a.m. on the day three Business Days before the first day of the proposed Interest Period (and the Agent shall give the Banks prompt notice thereof), and (ii) may not be rescinded by the Borrower after such request has been made. Subject to the terms and conditions set forth herein, the applicable Eurodollar Rate shall (subject to fluctuations in the applicable Eurodollar Rate Margin) be the interest rate applicable for the proposed Interest Period to the portion of the outstanding principal balance of the

         Advances to which the Eurodollar Rate request related. At the termination of such Interest Period, the interest rate applicable to the portion of the principal balance of the Advances to which the Eurodollar Rate request was applicable shall revert to the Floating Rate unless a new Eurodollar Rate request is made by the Borrower in accordance with this Agreement. Notwithstanding anything to the contrary in this Section, (i) the Agent shall have no obligation to permit the application of a Eurodollar Rate for any Interest Period if any Bank, in its sole discretion, determines that deposits in amounts equal to the requested amount and maturing at the end of the proposed Interest Period are not readily available to such Bank from major banks in the London interbank market, and (ii) without the consent of the Required Banks, the Agent will not permit the application of a Eurodollar Rate for any Interest Period if a Default or Event of Default has occurred and is continuing when the request for the Eurodollar Rate is made. Absent manifest error, the records of the Agent shall be conclusive evidence as to the amount of the Advances bearing interest at a Eurodollar Rate, the applicable Eurodollar Rate and the date on which the Interest Period applicable to such Eurodollar Rate expires.

SECTION 2.4 LIMITATION OF OUTSTANDINGS.

In no event shall the aggregate Outstandings at any time exceed the aggregate amount of the Commitment Amounts.

SECTION 2.5 PRINCIPAL AND INTEREST PAYMENT DATES.

                  (a) Interest. Interest accruing on the principal balance of the Floating Rate Advances shall be due and payable on the last day of each month beginning with the month in which the first Advance is made and on the Facility Termination Date. Interest accruing at a Eurodollar Rate shall be due and payable on the last day of the applicable Interest Period and on the Facility Termination Date.

                  (b) Principal. The principal balance of the Advances shall be due and payable in full on the Facility Termination Date.

SECTION 2.6 LEVEL STATUS AND MARGINS.

                  (a) The Borrower's Level Status shall be determined on the basis of the S&P Rating and Moody's Rating on the close of business on such date, in accordance with the following table:

------------------------------------------------------------------------------------------------------------
                   LEVEL I            LEVEL II           LEVEL III         LEVEL IV           LEVEL V
------------------------------------------------------------------------------------------------------------
S&P             A- or better       BBB+ or better,    BBB or better,    BBB- or better,    Less than BBB-
                                   but less than A-   but less than     but less than BBB
                                                      BBB+
------------------------------------------------------------------------------------------------------------
MOODY'S         A3 or better       Baa1 or better,    Baa2 or better,   Baa3 or better,    Less than Baa3
                                   but less than A3   but less than     but less than
                                                      Baa1              Baa2
------------------------------------------------------------------------------------------------------------

          If the S&P Rating and Moody's Rating differ such that they do not fall within a single column in the table set forth above, (i) if the applicable columns are adjacent to each other, the Level Status in effect shall be based on the rightmost of the applicable columns, (ii) if the applicable columns are separated by a single column, the Level Status in effect shall be based on the column between those two columns, and (iii) if the applicable columns are separated by two or more columns, the Level Status in effect shall be based on the column to the immediate left of the rightmost applicable column.

                  (b)      In making the determinations under paragraph (a):

                  (i) If either S&P or Moody's changes the meaning or designation for its ratings referenced in paragraph
                           (a), the criteria for Level Status in the table in paragraph (a) shall be adjusted in such manner as the Required Banks may reasonably determine to correspond with the applicable rating designations used by S&P or Moody's, as the case may be, in effect on the date hereof.

                  (ii) If either S&P or Moody's, but not both of them, ceases to rate the Borrower's senior unsecured debt, the determination in paragraph (a) shall be made on the basis of the rating accorded by whichever one continues to rate such debt.

                  (iii) If neither S&P nor Moody's rates the Borrower's senior unsecured debt, the Borrower shall be deemed to be at Level Status V.

                  (c) The Floating Rate Margin and Eurodollar Rate Margin at any time shall be determined from time to time on the basis of the Borrower's Level Status, in accordance with the following table:

---------------------------------------------------------------------------------------------------------
                       LEVEL I          LEVEL II         LEVEL III       LEVEL IV         LEVEL V
---------------------------------------------------------------------------------------------------------
FLOATING RATE               0%                0%              0%           0.125%          0.650%
MARGIN
---------------------------------------------------------------------------------------------------------
EURODOLLAR RATE          1.00%            1.125%           1.25%           1.625%           2.50%
MARGIN
---------------------------------------------------------------------------------------------------------

                  (d) Upon the occurrence of any Event of Default, and so long as such Event of Default continues without written waiver thereof by the Banks, a default increment equal to 200 basis points (2.00%) shall be added to the Floating Rate Margin and Eurodollar Rate Margin (the "Default Rate"). Inclusion of such default increment in calculating the Floating Rate Margin and Eurodollar Rate Margin shall not be deemed a waiver or excuse of any such Event of Default.

SECTION 2.7 FACILITY FEES.

                  (a) The Borrower shall pay to the Agent, for the benefit of the Banks (for the account of each Bank in accordance with its Percentage), a facility fee as follows:

                           (i)      On the Effective Date, the sum of $300,000.

                           (ii) So long as any Advances remain outstanding on the date that is ninety (90) days from the Effective Date, the sum of $600,000.

                           (iii) So long as any Advances remain outstanding, on the date that is one hundred eighty (180) days from the Effective Date, the sum of $375,000.

                           (iv) So long as any Advances remain outstanding, on the date that is two hundred seventy
                                    (270) days from the Effective Date, the sum of $750,000.

                  (b) So long as any Advances remain outstanding on a date specified in Section 2.7 (a)(ii) through 2.7 (a)(iv), respectively (each a "Facility Fee Accrual Date"), the specified fee in respect of such Facility Fee Accrual Date set forth in this Section shall be due and payable one (1) Business Day after each such Facility Fee Accrual Date, regardless of the amount of the outstanding Advances. Each portion of the facility fee specified in Section 2.7(a) shall be fully earned on its respective Facility Fee Accrual Date and shall be non-refundable.

SECTION 2.8 OTHER FEES.

The Borrower shall pay to the Agent for the Agent's own account and not for the benefit of the Banks, certain additional fees in the amounts set forth in the Fee Letter.

SECTION 2.9 TERMINATION OF THE COMMITMENT.

The Commitments shall terminate on the Commitment Termination Date and the Banks shall have no further obligation to make additional Advances.

SECTION 2.10 VOLUNTARY PREPAYMENTS.

The Borrower may prepay the Advances in whole or in part, without penalty or premium, at any time and from time to time; provided that (i) any prepayment by the Borrower hereunder shall be applied pro rata to the prepayment of each Bank's Advances, (ii) any prepayment of the full amount of the Advances shall include accrued interest thereon, (iii) any prepayment of any portion of the principal balance of any Advances which, at the time of such prepayment, bears interest at a Eurodollar Rate shall be accompanied by compensation as specified in Section 2.16(b), and (iv) each prepayment of the Advances (other than prepayment of the Advances in full) shall be in the principal amount of $10,000,000 or integral multiples of $1,000,000 in excess thereof. Each partial prepayment of principal on the Advances shall be applied, first, to that portion of such Advances bearing interest at the Floating Rate, and, second, to that portion of such Advances bearing interest at a Eurodollar Rate.

SECTION 2.11 MANDATORY PREPAYMENTS.

In the event the Borrower issues any Equity Securities or any Debt Securities after the Effective Date (excluding loans made under the Existing Credit Facility or any intercompany loans, advances or capital contributions by an Affiliate of the Borrower), the Borrower shall use the Prepayment Proceeds to prepay, to the extent of such Prepayment Proceeds, the Advances. Such payment shall be made within one (1) Business Day of the closing of such Equity Securities or Debt Securities issuance. Any prepayment of any portion of the principal balance of any Advances pursuant to this Section 2.11, which, at the time of such prepayment, bears interest at a Eurodollar Rate shall be accompanied by compensation as specified in Section 2.16(b).

SECTION 2.12 COMPUTATION OF INTEREST AND FEES.

All interest on Floating Rate Fundings accruing based on the Prime Rate will be calculated based on the actual days elapsed in a year of 365 or 366 days, as the case may be. All other interest and all fees hereunder shall be computed on the basis of actual number of days elapsed in a year of 360 days.

SECTION 2.13 PAYMENTS.

                  (a) Except as otherwise provided herein, all payments by the Borrower or any Bank hereunder shall be made to the Agent at the location designated by the Agent not later than the due date for such payment. All payments shall be made in immediately available funds in lawful money of the United States of America. All payments by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

                  (b) Upon satisfaction of any applicable terms and conditions set forth herein, the Agent shall promptly make any amounts received by the Agent due to any Bank in accordance with the prior subsection, available in like funds as received, by wire transfer as specified by such Bank.

                  (c) Unless the Borrower or any Bank has notified the Agent prior to the date any payment to be made by it is due that it does not intend to remit such payment, the Agent may, in its sole and absolute discretion, assume that the Borrower or Bank, as the case may be, has timely remitted such payment and may, in its sole and absolute discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to the Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Bank shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at the Federal Funds Effective Rate; and

                  (ii) if any Bank failed to make such payment, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent promptly shall notify the Borrower, and the Borrower shall pay such corresponding amount to the Agent. The Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, (A) from such Bank at a rate per annum equal to the daily Federal Funds Effective Rate, and (B) from the Borrower, at a rate per annum equal to the interest rate applicable to such Borrowing. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment or to prejudice any rights which the Agent or the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                  (d) If the Agent or any Bank is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official under any proceeding under Debtor Relief Laws, any portion of a payments made by the Borrower, each Bank shall, on demand of the Agent, return its share of the amount to be returned, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the daily Federal Funds Effective Rate.

                  (e) The Borrower agrees that the amount shown on the books and records of each Bank as being the principal balance of that Bank's Obligations, if any, shall be prima facie evidence of such principal balance.

                  (f) The Borrower hereby authorizes the Agent to charge against the Borrower's account with the Agent an amount equal to the accrued interest and fees from time to time due and payable to the Agent and the Banks under this Agreement, or (at the Banks' option) to effect a Borrowing in such amount, all without receipt of any request for such charge or Borrowing.

SECTION 2.4 PAYMENT ON NONBUSINESS DAYS.

Whenever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in each case be included in the computation of payment of interest on such Obligations or the fees hereunder, as the case may be.

SECTION 2.15 USE OF ADVANCES.

The proceeds of each Borrowing shall be used by the Borrower solely to pay the Borrower's existing obligations under the PSCo 8-3/4% First Mortgage Bonds and the PSCo Capital Trust I Securities.

SECTION 2.16 INCREASED COSTS OR REDUCTION OF YIELD.

In addition to any interest payable on Advances made hereunder and any fees or other amounts payable hereunder, the Borrower agrees:

                  (a) If at any time after the date hereof any adoption of or change in any applicable law, rule or regulation or the interpretation or administration thereof by any Governmental Authority (including, without limitation, Regulation D of the Federal Reserve Board):

                  (i) shall subject any Bank to any tax, duty or other charges with respect to this Agreement, or shall materially change the basis of taxation of payments to any Bank of the principal of or interest on any portion of the principal balance of that Bank's Advances bearing interest at a Eurodollar Rate (except for the imposition of or changes in the rate of Excluded Taxes); or

                  (ii) shall impose or deem applicable or increase any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank (other than reserves and assessments described in the definition of "Reserve Requirement" and taken into account in determining the applicable Eurodollar Rate) because of any portion of the principal balance of that Bank's Advances bearing interest at a Eurodollar Rate and the result of any of the foregoing would be to increase the cost to that Bank of making or maintaining any such portion or to reduce any sum received or receivable by that Bank with respect to such portion;

         then, within 30 days after demand by any Bank the Borrower shall pay that Bank such additional amount or amounts as will compensate that Bank for such increased cost or reduction. A Bank shall not make demand hereunder unless that Bank is generally imposing such increased costs on its similarly situated customers. No Bank may demand such compensation more than 90 days following the end of the Interest Period with respect to which such demand is made; provided, however, that the foregoing shall in no way limit the right of any Bank to demand compensation to the extent that such compensation relates to the retroactive application of any law, rule or regulation if such demand is made within 90 days after the adoption of or change in such law, rule or regulation. A certificate in reasonable detail of that Bank setting forth the basis for the determination of such additional amount or amounts shall be promptly submitted by that Bank to the Borrower and shall, in the absence of manifest error, be conclusive and binding as to such amount or amounts.

                  (b) The Borrower shall also compensate any Bank, upon written request by that Bank (which request shall set forth the basis for requesting such amounts), for all losses and expenses in respect of any interest or other consideration paid by that Bank to lenders of funds borrowed by it or deposited with it to maintain any portion of the principal balance of the Advances at a Eurodollar Rate which that Bank may sustain to the extent not otherwise compensated for hereunder and not mitigated by the reemployment of such funds if any prepayment of any such portion occurs on a date that is not the expiration date of the relevant Interest Period or if a Borrowing or prepayment in whole or in part of an Advance bearing interest at a Eurodollar Rate fails to occur. A certificate as to any such loss or expense (including calculations, in reasonable detail, showing how that Bank computed such loss or expense) shall be promptly submitted by that Bank to the Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Such loss or expense may be computed as though that Bank acquired deposits in the London interbank market to fund that portion of the principal balance whether or not that Bank actually did so.

SECTION 2.17 ILLEGALITY.

If any Bank determines that any Laws have made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Bank to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Bank to purchase or sell, or to take deposits of, United States Dollars in the applicable offshore United States dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by Bank to the Borrower through the Agent, any obligation of such Bank to make Eurodollar Rate Loans shall be suspended until Bank notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Bank (with a copy to the Agent), either prepay or convert, at the Borrower's option, all Eurodollar Rate Loans of such Bank, either on the last day of the Interest Period thereof, if Bank may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if Bank may not lawfully continue to maintain such Eurodollar Rate Loans.

SECTION 2.18 TAXES.

                  (a) All payments made by the Borrower to the Agent or any Bank (herein any "Payee") under or in connection with this Agreement or the Notes shall be made without any setoff or other counterclaim, and free and clear of and without deduction for or on account of any present or future taxes now or hereafter imposed by any governmental or other authority, except to the extent that such deduction or withholding is compelled by law. As used herein, the term "Taxes" shall include all income, excise and other taxes of whatever nature (other than taxes based on or measured by the net income of the Payee (or franchise taxes in lieu thereof) and imposed by the government or other authority of the country, state or political subdivision in which such Payee is incorporated or in which its principal executive office or the office through which the Payee is acting is located ("Excluded Taxes") as well as all levies, imposts, duties, charges, or fees of whatever nature. If the Borrower is compelled by law to make any such deductions or withholdings it will:

                  (i) pay to the relevant authorities the full amount required to be so withheld or deducted;

                  (ii) except to the extent that such deduction or withholding results from a breach by any Payee of the representations and covenants contained in Section 2.17(b) or the relevant Assignment Agreement pay such additional amounts (including, without limitation, any penalties, interest or expenses) as may be necessary in order that the net amount received by each Payee after such deductions or withholdings (including any required deduction or withholding on such additional amounts) shall equal the amount such Payee would have received had no such deductions or withholdings been made; and

                  (iii) promptly forward to the Agent (for delivery to such Payee) an official receipt or other documentation reasonably satisfactory to the Agent evidencing such payment to such authorities.

                  (b) If any Taxes otherwise payable by the Borrower pursuant to Section 2.17(a) are directly asserted against any Payee, such Payee may pay such Taxes and the Borrower promptly shall reimburse such Payee to the full extent otherwise required by such paragraph. The obligations of the Borrower under this Section 2.17 shall survive any termination of this Agreement. Each Bank by its execution of this Agreement represents (and each additional Bank by its execution of any Assignment Agreement pursuant to Section 9.1 shall be deemed to represent) to each other Bank, the Agent and the Borrower that if such Bank is organized under the laws of any jurisdiction other than the United States or any state thereof, such Bank has furnished to the Agent and the Borrower either U.S. Internal Revenue Service Form W-8BEN, or U.S. Internal Revenue Service Form W-8ECI, as applicable (wherein such Bank claims entitlement to complete exemption from U.S. Federal withholding tax on all interest payments hereunder).

                  (c) The amount that the Borrower shall be required to pay to any Bank pursuant to Sections 2.17(a) or 2.17(b) shall be reduced by the amount of any offsetting tax benefit which such Bank receives as a result of the Borrower's payment to the relevant authorities as reasonably determined by such Bank; provided, however, that (i) such Bank shall be the sole judge of the amount of such tax benefit and the date on which it is received, (ii) no Bank shall be obliged to disclose information regarding its tax affairs or tax computations, (iii) nothing herein shall interfere with a Bank's right to manage its tax affairs in whatever manner it sees fit, and (iv) if such Bank shall subsequently determine that it has lost the benefit of all or a portion of such tax benefit, the Borrower shall promptly remit to such Bank the amount certified by such Bank to be the amount necessary to restore such Bank to the position it would have been in if no payment had been made pursuant to this Section 2.17(c).

                  (d) If the U.S. Internal Revenue Service or any other Governmental Authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent or the Borrower did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or properly completed, because such Bank failed to notify the Agent or the Borrower of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Bank shall indemnify the Agent or the Borrower, as applicable, fully for all amounts paid, directly or indirectly, by the Agent or the Borrower, as applicable, as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent or the Borrower, as applicable, under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent or the Borrower, as applicable, which attorneys may be employees of the Agent or the Borrower, as applicable). The obligations of the Bank under this Section 2.17(d) shall survive the payment of the Obligations and termination of this Agreement.

SECTION 2.19 CAPITAL ADEQUACY.

If any Bank determines at any time that its Return has been reduced as a result of any Capital Adequacy Rule Change, that Bank may require the Borrower to pay it the amount necessary to restore its Return to what it would have been had there been no Capital Adequacy Rule Change. For purposes of this Section:

                  (a) "Return", for any period, means the percentage determined by dividing (i) the sum of interest and ongoing fees earned by a Bank under this Agreement during such period, by (ii) the average capital that Bank is required to maintain during such period as a result of its being a party to this Agreement, as determined by that Bank based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

                  (b) "Capital Adequacy Rule" means any law, rule, regulation or guideline regarding capital adequacy that applies to any Bank, or the interpretation thereof by any governmental or regulatory authority. Capital Adequacy Rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

                  (c) "Capital Adequacy Rule Change" means any change in any Capital Adequacy Rule occurring after the date of this Agreement, but the term does not include any changes in applicable requirements that at the date hereof are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that any Bank is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of that Bank.

                  (d) "Bank" includes (but is not limited to) the Banks, as defined elsewhere in this Agreement; any Bank hereunder; any participant in the loans made hereunder (to the extent provided in Section 9.2 only); and any bank holding company with respect to any of the foregoing.

The initial notice sent by a Bank shall be sent as promptly as practicable after that Bank learns that its Return has been reduced, shall include a demand for payment of the amount necessary to restore that Bank's Return for the quarter in which the notice is sent and, if applicable, the preceding quarter, and shall state in reasonable detail the cause for the reduction in its Return and its calculation of the amount of such reduction. Thereafter, that Bank may send a new notice with respect to each calendar quarter setting forth the calculation of the reduced Return for that quarter and including a demand for payment of the amount necessary to restore its Return for that quarter. In such event, the Borrower shall pay the Bank such amount within 30 days after demand by such Bank. A Bank's calculation in any such notice shall be conclusive and binding absent demonstrable error. A Bank shall not make demand hereunder unless that Bank is generally imposing such increased costs on its similarly situated customers. No Bank may demand any compensation hereunder more than 45 days following the end of the quarter for which compensation is sought.

SECTION 2.20 MANDATORY ASSIGNMENT OF BANK'S INTEREST.

If any Bank delivers to the Borrower a demand for compensation pursuant to
Section 2.16(a) or a demand for payment pursuant to Section 2.17 or 2.18 or if at any time the long-term unenhanced credit rating of any Bank falls below Baa2 from Moody's or below BBB from S&P or if such Bank is no longer rated by S&P or Moody's, the Borrower may (so long as no Default or Event of Default has occurred and is continuing) at its expense require such Bank to assign, in whole and in accordance with Section 9.1 (including the execution of an Assignment Agreement and all other applicable documents, and the payment of any fees required under Section 9.1), all of its rights and obligations hereunder and under such Bank's Note, including but not limited to such Bank's Commitment, to an Eligible Lender identified by the Borrower and willing to become a Bank hereunder. Such Bank may be an existing Bank hereunder. Notwithstanding the foregoing, the Borrower may not compel the resignation of any Bank as the Agent except as provided in Section 8.12.

                                   ARTICLE III
                              CONDITIONS PRECEDENT

SECTION 3.1 INITIAL CONDITIONS PRECEDENT.

The obligation of the Banks to make any Advance is subject to the condition precedent that the Agent shall have received on or before the day of the first Advance (and, in any event, not later than June 25, 2003) all of the following, in form and substance satisfactory to each Bank:

                  (a) This Agreement, duly executed by the Borrower, the Agent and each of the Banks.

                  (b) The Notes, dated the date hereof, properly executed on behalf of the Borrower.

                  (c) A certificate of the secretary or an assistant secretary of the Borrower (i) certifying that the execution, delivery and performance of the Loan Documents and other documents contemplated hereunder have been duly approved by all necessary action of the Board of Directors of the Borrower, and attaching true and correct copies of the applicable resolutions granting such approval, (ii) certifying that attached to such certificate are true and correct copies of the Organizational Documents of the Borrower, together with such copies, and (iii) certifying the names of the officers of the Borrower that are authorized to sign the Loan Documents and other documents contemplated hereunder, together with the true signatures of such officers.

                  (d) The Fee Letter, properly executed on behalf of the Borrower.

                  (e) A certificate of good standing of the Borrower from the State of Colorado, dated not more than twenty days before such date.

                  (f) Copies of order(s) of the PUC approving the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party and the transactions contemplated hereby and thereby.

                  (g) Signed copies of opinions of counsel for the Borrower, addressed to the Banks in substantially the forms of Exhibit D hereto.

                  (h) All fees required to be paid as of the date hereof under this Agreement or the Fee Letter or any other agreement.

SECTION 3.2 CONDITIONS PRECEDENT TO ALL ADVANCES.

The obligation of the Banks to make any Advance (including the initial Advance) shall be subject to the further conditions precedent that on the date of such
Advance:

                  (a)      The representations and warranties contained in
         Article IV are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

                  (b) The Borrower has delivered to the Agent a certificate in the form of Exhibit F hereto, duly executed by the chief financial officer, treasurer, secretary, assistant secretary, general counsel or deputy general counsel of the Borrower, specifically confirming the Borrower's legal authority to obtain such Advance and that the proceeds of any Advance shall be used solely to pay the PSCo 8-3/4% First Mortgage Bonds and the PSCo Capital Trust I Securities.

                  (c) No event has occurred and is continuing, or would result from such Advance, which constitutes a Default or an Event of Default.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Banks as follows:

SECTION 4.1 CORPORATE EXISTENCE AND POWER.

The Borrower and its Subsidiaries are each corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and are each duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by them makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (i) will not permanently preclude the Borrower or any Subsidiary from maintaining any material action in any such jurisdiction even though such action arose in whole or in part during the period of such failure, and (ii) will not result in any other Material Adverse Change. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute, deliver, and perform all of its obligations under, the Loan Documents and the Indentures.

SECTION 4.2 AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OR AGREEMENTS.

                  (a) The execution, delivery and performance by the Borrower of the Loan Documents, the borrowings from time to time hereunder and the consummation of the transactions herein and therein contemplated, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Borrower, or any authorization, consent, approval, order, filing, registration or qualification by or with any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those consents described in Schedule 4.2, each of which has been obtained and is in full force and effect, (ii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System and Section 7 of the Exchange Act or any regulation promulgated thereunder) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Organizational Documents of the Borrower, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower or any Subsidiary is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature (other than the Liens created under this Agreement, the First Collateral Trust Securities Indenture and the First Mortgage Bond Indenture) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any Subsidiary.

                  (b) The PUC has issued its Authorizing Orders authorizing the issuance of the Pledged Securities, the Related First Mortgage Bonds and the incurrence by the Borrower of the Obligations under this Agreement.

SECTION 4.3 LEGAL AGREEMENTS.

This Agreement, the other Loan Documents, the Related First Mortgage Bonds, if issued, and the Indentures constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles. Without limiting the generality of the foregoing, as of the Pledged Securities Delivery Date, the Pledged Securities will be (i) duly issued, executed and delivered by the Borrower; (ii) duly authenticated by the Trustee, and (iii) entitled to the benefits provided by the First Collateral Trust Securities Indenture. On the Pledged Securities Delivery Date, the Related First Mortgage Bonds will be (i) duly issued, executed and delivered by the Borrower; (ii) duly authenticated by the trustee under the First Mortgage Bond Indenture and (iii) entitled to the benefits provided by the First Mortgage Bond Indenture.

SECTION 4.4 SUBSIDIARIES.

Schedule 4.4 hereto is a complete and correct list of all Subsidiaries as of the date of this Agreement and of the percentage of the ownership of the Borrower or any other Subsidiary in each as of the date of this Agreement. The Borrower has no Restricted Subsidiaries as of the date hereof except as designated on
Schedule 4.4. Except as otherwise indicated in that Schedule, all shares of each Subsidiary owned by the Borrower or by any such other Subsidiary are validly issued and fully paid and nonassessable.

SECTION 4.5 FINANCIAL CONDITION; OTHER INFORMATION.

The Borrower has heretofore furnished to the Banks the audited consolidated financial statements of the Borrower and its Subsidiaries for the year ended and as of December 31, 2002 and the unaudited consolidated financial statements of the Borrower and its Subsidiaries for the quarter ended and as of March 31, 2003. Those financial statements fairly present in all material respects the financial condition of the Borrower on the dates thereof and the results of its operations and cash flows for the periods then ended, and were prepared in accordance with GAAP as then in effect. The information, exhibits and reports furnished by the Borrower to the Agent and the Banks, taken as a whole, in connection with the negotiation of or compliance with the Loan Documents did not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

SECTION 4.6 ADVERSE CHANGE.

There has been no Material Adverse Change since March 31, 2003.

SECTION 4.7 LITIGATION.

Except as set forth in Schedule 4.7, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or the properties of the Borrower or any Subsidiary before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could reasonably be expected to effect a Material Adverse Change. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 4.5.

SECTION 4.8 HAZARDOUS SUBSTANCES.

Except as set forth in Schedule 4.8, to the best of the Borrower's knowledge after reasonable inquiry, (i) neither the Borrower nor any Subsidiary or other Person has ever caused or permitted any Hazardous Substance to be disposed of on, under or at any real property which is operated by the Borrower or any Subsidiary or in which the Borrower or any Subsidiary has any interest, except to the extent that such disposal can not reasonably be expected to result in a Material Adverse Change; and (ii) no such real property has ever been used (either by the Borrower or by any Subsidiary or other Person) as a dump site or permanent or temporary storage site for any Hazardous Substance in a manner that could reasonably be expected to result in a Material Adverse Change.

SECTION 4.9 REGULATION U.

Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

SECTION 4.10 TAXES.

The Borrower and its Subsidiaries have each paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld and paid by them. The Borrower and its Subsidiaries have each filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower or any Subsidiary are required to be filed, and the Borrower and its Subsidiaries have each paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due, other than taxes whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Borrower or applicable Subsidiary has provided adequate reserves in accordance with GAAP.

SECTION 4.11 BURDENSOME RESTRICTIONS.

Neither the Borrower nor any Subsidiary is a party to or bound by any agreement, or subject to any restriction in any Organizational Document, or any requirement of law, which would reasonably be expected to effect a Material Adverse Change.

SECTION 4.12 TITLES AND LIENS.

The Borrower or one of its Subsidiaries has good title to each of the properties and assets material to the operations of the Borrower and its Subsidiaries, taken as a whole, which it purports to own or which are reflected as owned on its books and records, and the Borrower has good and valid title to all real and fixed property and leasehold rights described or enumerated in the First Collateral Trust Securities Indenture and in the First Mortgage Bond Indenture (except, in each case, such properties as have been released from the Lien thereof in accordance with the terms thereof), in each case free and clear of all Liens and encumbrances, except for Liens and encumbrances permitted by
Section 6.1 and covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the business or operations of the Borrower and its Subsidiaries taken as a whole.

SECTION 4.13 ERISA.

No Plan will have an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) in excess of $50,000,000 as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no liability to the Pension Benefit Guaranty Corporation or the Internal Revenue Service in excess of such amount has been, or is expected by the Borrower or any Subsidiary or ERISA Affiliate to be, incurred with respect to any Plan that could become a liability of the Borrower or any Subsidiary.

SECTION 4.14 SECURITIES LAW MATTERS.

                  (a) If the Pledged Securities are issued and delivered pursuant to this Agreement and the First Collateral Trust Securities Indenture, the Pledged Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

                  (b) The Borrower is subject to Section 13 or 15(d) of the Exchange Act.

                  (c) Neither the Borrower, nor any person acting on its behalf, has offered or sold (nor will offer or sell prior to any delivery of the Pledged Securities to the Agent) the Pledged Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act.

                  (d) The offer, issuance and delivery of the Securities (as defined in the First Collateral Trust Securities Indenture) delivered in connection with the execution and delivery of the Existing Credit Agreement was made under restrictions and other circumstances reasonably designed not to affect the status of the offer, issuance and delivery of the Pledged Securities contemplated by this Agreement as a transaction exempt from the registration provisions of the Act.

                  (e) The issuance and delivery of the Pledged Securities as contemplated by this Agreement will be exempt from the registration requirements of the Act, and neither the Borrower nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                  (f) Except in respect of Securities (as defined in the First Collateral Trust Securities Indenture) delivered in connection with the execution and delivery of the Existing Credit Agreement, within the six months preceding the date of any delivery of the Pledged Securities to the Agent, neither the Borrower nor any other person acting on behalf of the Borrower will have offered or sold to any person any Pledged Securities, or any securities of the same or a similar class as the Pledged Securities, other than the Pledged Securities delivered to the Agent hereunder. The Borrower will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Pledged Securities or any substantially similar security issued by the Borrower, within six months subsequent to any delivery of the Pledged Securities to the Agent, is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Pledged Securities contemplated by this Agreement as a transaction exempt from the registration provisions of the Act.

                  (g) No registration of the Pledged Securities under the Act is required for the offer and sale of the Pledged Securities to the Agent, if so offered and sold, in the manner contemplated by this Agreement.

SECTION 4.15 INVESTMENT COMPANY ACT.

The Borrower is not, and after giving effect to the offer and sale of the Pledged Securities, will not be an "investment company," as such term is defined in the Investment Company Act.

SECTION 4.16 PUBLIC UTILITY HOLDING COMPANY ACT.

The Borrower is subject to the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), as a "subsidiary" of a registered "holding company" within the meaning of PUHCA. However, the transactions contemplated by this Agreement are exempt from any requirement for SEC approval under PUHCA.

SECTION 4.17 INDENTURE.

                  (a) On the date hereof, the aggregate principal amount of Securities (as defined in the First Collateral Trust Securities Indenture) outstanding under the First Collateral Trust Securities Indenture (excluding the Pledged Securities) is $1,793,250,000; and the aggregate principal amount of the First Mortgage Bonds outstanding under the First Mortgage Bond Indenture (excluding bonds issued to secure securities under the First Collateral Trust Securities Indenture) is $374,340,000.

                  (b) There has been no discharge of the First Collateral Trust Securities Indenture or of the First Mortgage Bond Indenture with respect to the Borrower.

                  (c) Substantially all of the property, whether real, personal or mixed, of the electric utility business of the Borrower is subject to the Liens of the First Collateral Trust Securities Indenture. Substantially all of the property, whether real, personal or mixed, of the Borrower is subject to the Lien of the First Mortgage Bond Indenture.

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

                  (d) True and complete copies of all amendments and supplements to and restatements of the First Collateral Trust Securities Indenture and First Mortgage Bond Indenture have been delivered to counsel for the Agent.

                  (e) The supplemental indentures to the First Collateral Trust Securities Indenture and the First Mortgage Bond Indenture to be entered into in connection with the delivery of the Pledged Securities and the Related First Mortgage Bonds will not be required to be qualified under the Trust Indenture Act and, in connection with the issuance and delivery of the Pledged Securities to the Agent as contemplated by this Agreement, the First Collateral Trust Securities Indenture and the First Mortgage Bond Indenture will not be required to be qualified under the Trust Indenture Act.

SECTION 4.18 SOLVENCY.

The Borrower is and, upon the drawing of any Advance will be, Solvent.

SECTION 4.19 SWAP OBLIGATIONS.

Neither the Borrower nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations.

SECTION 4.20 INSURANCE.

The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower and such Subsidiaries operate.

SECTION 4.21 COMPLIANCE WITH LAWS.

Except as disclosed in Schedule 4.22, the Borrower and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, assets and rights.

                                    ARTICLE V
                      AFFIRMATIVE COVENANTS OF THE BORROWER

So long as any Note shall remain unpaid or any Obligations shall be outstanding, the Borrower will comply with the following requirements, unless the Required Banks shall otherwise consent in writing:

SECTION 5.1 FINANCIAL STATEMENTS; OTHER NOTICES.

The Borrower will deliver to the Agent and each Bank:

                  (a) As soon as available, and in any event within 100 days after the end of each fiscal year of the Borrower, a copy of the annual audit report of the Borrower and its Subsidiaries prepared by nationally recognized independent certified public accountants, which annual report shall include the balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, all presented on a consolidated basis in reasonable detail and all prepared in accordance with GAAP.

                  (b) As soon as available and in any event within 55 days after the end of each of the first three quarters of each fiscal year of the Borrower, a balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and related statements of earnings and cash flows of the Borrower and its Subsidiaries for such quarter and for the year to date, in reasonable detail and prepared on a consolidated basis in accordance with GAAP, subject to year-end adjustments.

                  (c) Concurrent with the delivery of any financial statements under paragraph (a) or (b), a Compliance Certificate, duly executed by the chief financial officer or treasurer of the Borrower.

                  (d) Promptly following the issuance of any Authorizing Order, a favorable opinion of counsel to the Borrower, in form and substance reasonably acceptable to the Agent, addressed to the Agent and the Banks, advising the Agent and the Banks of such issuance, stating the restrictions, if any, that such Authorizing Order imposes on the Borrower's ability to obtain Borrowings hereunder, and attaching a copy of such Authorizing Order.

                  (e) Promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Borrower or any Subsidiary shall file with the SEC or any national securities exchange.

                  (f) Immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower or any Restricted Subsidiary of the type described in Section 4.7 or which seek a monetary recovery against the Borrower or any Restricted Subsidiary combined in excess of $50,000,000.

                  (g) As promptly as practicable (but in any event not later than five Business Days) after an officer of the Borrower obtains knowledge of the occurrence of any Default or Event of Default, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such event.

                  (h) Promptly upon becoming aware of any Reportable Event or the occurrence of any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan or any trust created thereunder which could reasonably be expected to result in a liability to the Borrower or any Subsidiary in excess of $50,000,000, a written notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the Department of Labor with respect thereto.

                  (i) Promptly upon their receipt, copies of (a) all notices received by the Borrower, any Restricted Subsidiary or ERISA Affiliate of the Pension Benefit Guaranty Corporation's intent to terminate any Plan or to have a trustee appointed to administer any Plan, and (b) all notices received by the Borrower, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan concerning the imposition or amount of withdrawal liability imposed pursuant to
         Section 4202 of ERISA, which withdrawal liability individually or in the aggregate exceeds $50,000,000.

                  (j)      All notices required to be delivered under Section
         10.23.

                  (k) Promptly after it obtains knowledge of any such change, notice (by telephone, followed by written notice transmitted promptly thereafter in accordance with Section 10.4) of any change in the Moody's Rating or the S&P Rating, together with the details thereof, and of any announcement by S&P or Moody's that its rating is "under review" or that any such rating has been placed on a "CreditWatch List"(R) or "watch list" or that any similar action has been taken by such rating agency.

                  (l) Such other information respecting the financial condition and results of operations of the Borrower or any Subsidiary as any Bank may from time to time reasonably request.

SECTION 5.2 BOOKS AND RECORDS; INSPECTION AND EXAMINATION.

The Borrower will keep, and will cause each Subsidiary to keep, accurate books of record and account for itself in which true and complete entries will be made in accordance with GAAP. Upon request of any Applicable Party, as defined below, the Borrower will, and will cause each Subsidiary to, give any representative of such Applicable Party access to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents in its possession (except to the extent that such access is restricted by law or by a bona fide non-disclosure agreement not entered into primarily for the purpose of evading the requirements of this Section), to inspect any of its properties (subject to such physical security requirements as the Borrower or the applicable Subsidiary may require) and to discuss its affairs, finances and accounts with any of its principal officers, all at such times during normal business hours, upon reasonable notice, and as often as such Applicable Party may reasonably request. As used in this Section 5.2, "Applicable Party" means
(i) so long as any Event of Default has occurred and is continuing, the Agent or any Bank, and (ii) at all other times, the Agent. The provisions of this Section
5.2 shall in no way preclude any Bank from discussing the general affairs, finances and accounts of the Borrower with any of its principal officers at such times during normal business hours and as often as may be agreed to between the Borrower and such Bank.

SECTION 5.3 COMPLIANCE WITH LAWS.

The Borrower will, and will cause each Subsidiary to, comply with the requirements of applicable laws and regulations, the noncompliance with which would effect a Material Adverse Change and to conduct its and cause each Subsidiary to conduct its operations and keep and maintain its property in material compliance with all Environmental Laws.

SECTION 5.4 PAYMENT OF TAXES AND OTHER CLAIMS.

The Borrower will, and will cause each Subsidiary to, pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower or any Subsidiary; provided, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary has provided adequate reserves in accordance with GAAP or (ii) where failure to pay such tax, assessment, charge or claim could not reasonably be expected to result in a liability in excess of $10,000,000.

SECTION 5.5 MAINTENANCE OF PROPERTIES.

The Borrower will keep and maintain, and will cause each Subsidiary to keep and maintain, all of its properties necessary or useful in its business in good condition, repair and working order; provided, however, that nothing in this Section shall prevent the Borrower or any Subsidiary from discontinuing the operation and maintenance of, or disposing of, any of its properties if (i) (A) such discontinuance or disposition is, in the reasonable judgment of the Borrower or that Subsidiary, desirable in the conduct of its business, and (B) no Default or Event of Default exists at the time of, or will be caused by, such discontinuance or disposition, or (ii) such discontinuance or disposition relates to obsolete or worn-out property.

SECTION 5.6 INSURANCE.

The Borrower will, and will cause each Restricted Subsidiary to, obtain and maintain insurance with insurers reasonably believed by the Borrower or such Restricted Subsidiary to be responsible and reputable, in such amounts and against such risks as is usually carried by companies in similar circumstances engaged in similar business and owning similar properties in the same general areas in which the Borrower or that Restricted Subsidiary operates.

SECTION 5.7 PRESERVATION OF CORPORATE EXISTENCE.

The Borrower will, and will cause each Restricted Subsidiary to, preserve and maintain its corporate existence and all of its rights, privileges and franchises; provided, however, that neither the Borrower nor any Restricted Subsidiary shall be required to preserve any of its rights, privileges and franchises or to maintain its corporate existence if (i) its Board of Directors shall reasonably determine that the preservation or maintenance thereof is no longer desirable in the conduct of the business of the Borrower or that Restricted Subsidiary, and (ii) no Default or

Event of Default exists upon, or will be caused by, the termination of such right, privilege, franchise or existence; provided, further, that in no event shall the foregoing be construed to permit the Borrower to terminate its corporate existence.

SECTION 5.8 DELIVERY OF INFORMATION.

At any time when the Borrower is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Pledged Securities, the Borrower agrees to furnish at its expense, upon request, to holders of Pledged Securities and prospective purchasers of securities information satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act.

SECTION 5.9 PLEDGED SECURITIES CAPACITY.

The Borrower shall at all times between the Effective Date through and including the Pledged Securities Delivery Date (as defined in Section 7.3) maintain authority under the Pledged Securities Order and any other order of the PUC or any Governmental Authority to issue (i) Collateral Securities (as defined in the Pledged Securities Order) in the form of First Collateral Trust Bonds secured by related First Mortgage Bonds in an amount at least equal to the lesser of $180,000,000 and the amount of the Outstandings and (ii) an aggregate amount of Short-Term Debt Securities (as defined in the Pledged Securities Order) and Non-collateral Securities (as defined in the Pledged Securities Order) in the form of First Collateral Trust Bonds secured by related First Mortgage Bonds in an amount equal to the amount by which the Outstandings (after giving effect to any prepayment pursuant to Section 2.11 from the Prepayment Proceeds of such Debt Securities offering) exceed $180,000,000.

SECTION 5.10 USE OF PROCEEDS.

The Borrower will use the proceeds of the Advances solely to pay Borrower's obligations under the PSCo 8-3/4% First Mortgage Bonds and the PSCo Capital Trust I Securities. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds for any other purpose.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

So long as any Note shall remain unpaid or any Obligations shall be outstanding, the Borrower agrees that, without the prior written consent of the Required
Banks:

SECTION 6.1 LIENS.

The Borrower will not create, incur, assume or suffer to exist any Lien on any of its assets, now owned or hereafter acquired, and will not permit any Subsidiary to create, incur, assume or suffer to exist any Lien on any of such Subsidiary's assets, now owned or hereafter acquired, relating to any indebtedness of such Subsidiary with respect to which the Borrower has any obligation for the payment of money; excluding, however, from the operation of the foregoing:

                  (a) Liens for taxes or assessments or other governmental charges to the extent not required to be paid by Section 5.4.

                  (b) Materialmen's, merchants', carriers' worker's, repairer's, or other like liens arising in the ordinary course of business to the extent not required to be paid by Section 5.4.

                  (c) Pledges or deposits to secure obligations under worker's compensation laws, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business.

                  (d) Zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the business of the Borrower and its Subsidiaries taken as a whole or the value of such property for the purpose of such business.

                  (e) Purchase money Liens upon or in property acquired after the date hereof, provided that (i) such Lien is created not later than the 90th day following the acquisition or completion of construction of such property by the Borrower or its applicable Subsidiary, and (ii) no such Lien extends or shall extend to or cover any property of the Borrower or its Subsidiaries other than the property then being acquired, fixed improvements then or thereafter erected thereon and improvements and modifications thereto necessary to maintain such properties in working order.

                  (f) Liens granted by any Acquisition Target prior to the acquisition by the Borrower or any Subsidiary of any interest in such Acquisition Target or its assets, so long as (i) such Lien was granted by the Acquisition Target prior to such acquisition and not in contemplation thereof, and (ii) no such Lien extends to any assets of the Borrower or any Subsidiary other than the assets of the Acquisition Target and improvements and modifications thereto necessary to maintain such properties in working order or, in the case of an asset transfer, the assets so acquired by the Borrower or the applicable Subsidiary and improvements and modifications thereto.

                  (g) Liens (other than those described in subsection (e)) securing any indebtedness for borrowed money in existence on the date hereof and listed in Schedule 6.1 hereto.

                  (h) Liens created under or in connection with this Agreement, the First Collateral Trust Securities Indenture and the First Mortgage Bond Indenture.

                  (i) Liens permitted under the First Collateral Trust Securities Indenture and the First Mortgage Bond Indenture as such indentures exist on the date hereof, without regard to any waiver, amendment, modification or restatement thereof.

                  (j) Liens securing any refinancing of indebtedness secured by the Liens described in paragraphs (e), (f) and (g), so long as the amount of such indebtedness secured by any such Lien does not exceed the amount of such refinanced indebtedness immediately prior to the refinancing and Liens do not extend to assets other than those encumbered prior to such refinancing and improvements and modifications thereto.

                  (k) Liens granted by any Subsidiary of the Borrower in favor of the Borrower or any wholly-owned Subsidiary of the Borrower.

                  (l) Liens not otherwise described in this Section 6.1, so long as the aggregate amount of indebtedness secured by all such Liens does not at any time exceed 10% of the Tangible Net Worth of the Borrower and its Subsidiaries.

SECTION 6.2 SALE OF ASSETS.

The Borrower will not, and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of all or a Material Part of the Assets of the Borrower and its Subsidiaries (whether in one transaction or in a series of transactions) to any other Person other than (i) in the ordinary course of business, (ii) dispositions of property no longer used or useful in the business of the Borrower or any Subsidiary and (iii) dispositions of assets the net proceeds of which are invested or re-invested, or held in cash or cash-equivalents for reinvestment, in other energy-related assets; provided, however, that a wholly-owned Subsidiary of the Borrower may sell, lease, or transfer all or a substantial part of its assets to the Borrower or another wholly-owned Subsidiary of the Borrower, and the Borrower or such other wholly-owned Subsidiary, as the case may be, may acquire all or substantially all of the assets of the Subsidiary so to be sold, leased or transferred to it and any such sale, lease or transfer shall not be included in determining if the Borrower and/or its Subsidiaries disposed of a Material Part of its Assets. Notwithstanding the foregoing, the operating agreement between TRANSLink Transmission Co., LLC and the Borrower shall not be treated as a disposition for the purposes of this Section 6.2.

SECTION 6.3 CONSOLIDATION AND MERGER.

The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other Person; provided, however, that the restrictions contained in this Section shall not apply to or prevent the consolidation or merger of any Person with, or a conveyance or transfer of its assets to, the Borrower so long as (i) no Default or Event of Default exists at the time of, or will be caused by, such consolidation, merger, conveyance or transfer, and (ii) the Borrower shall be the continuing or surviving corporation.

SECTION 6.4 HAZARDOUS SUBSTANCES.

The Borrower will not, and will not permit any Subsidiary to, cause or permit any Hazardous Substance to be disposed of in any manner, or on, under or at any real property which is operated by the Borrower or any Subsidiary or in which the Borrower or any Subsidiary has any interest, if such disposition could reasonably be expected to result in a Material Adverse Change.

SECTION 6.5 RESTRICTIONS ON NATURE OF BUSINESS.

The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower.

SECTION 6.6 TRANSACTIONS WITH AFFILIATES.

The Borrower will not (i) make any loan or capital contribution to, or any other investment in, any Affiliate or make any other cash transfer to any Affiliate of the Borrower or (ii) enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Affiliate (other than a Subsidiary) of the Borrower; provided, however, that the foregoing shall not prohibit any of the following:

                  (a) Transactions made upon fair and reasonable terms no less favorable to the Borrower than would obtain, taking into account all facts and circumstances, in a comparable arm's-length transaction with a Person not an officer, director, shareholder or Affiliate of the Borrower.

                  (b)      Dividends to the Parent.

                  (c) Transactions with Affiliates which transactions are subject to the jurisdiction of the Federal Energy Regulatory Commission ("FERC"), the SEC or the PUC.

                  (d) Allocation of taxes, tax benefits and tax credits in accordance with the restrictions and requirements of PUHCA.

                  (e)      Contributions of capital to Subsidiaries.

                  (f) Any investment in TRANSLink Transmission Co., LLC ("TRANSLink") or any operating agreement between TRANSLink and the Borrower and/or its Subsidiaries, complying with the requirements of FERC Order No. 2000.

SECTION 6.7 RATIO OF FUNDED DEBT TO TOTAL CAPITAL.

The Borrower will not at any time permit its ratio of total Funded Debt to Total Capital, determined on a consolidated basis with respect to the Borrower and its Subsidiaries as at the end of each fiscal quarter of the Borrower, to be greater than 0.60 to 1.

SECTION 6.8 INTEREST COVERAGE RATIO.

The Borrower will not at any time permit its Interest Coverage Ratio, determined as of the end of each fiscal quarter of the Borrower, to be less than 2.75 to 1.

                                   ARTICLE VII
                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

SECTION 7.1 EVENTS OF DEFAULT.

"Event of Default", wherever used herein, means any one of the following events:

                  (a) Default in the payment of any principal of any Advance when it becomes due and payable.

                  (b) Default in the payment of any interest on any Obligations or any fees required under Section 2.7 when the same become due and payable and the continuance of such default for five (5) Business Days.

                  (c) Failure to (i) deliver the Pledged Securities and the Pledged Securities Deliverables or (ii) make any prepayment on the Advances when and as required under Section 7.3.

                  (d) Default in the performance, or breach, of any covenant or agreement on the part of the Borrower contained in Article VI hereof (other than Section 6.4).

                  (e) Default in the performance, or breach, of any covenant or agreement of the Borrower in this Agreement or any other Loan Document (including but not limited to Section 6.4, but excluding any other covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and the continuance of such default or breach for a period of 30 days after the Agent, at the request of any Bank, has given notice to the Borrower specifying such default or breach and requiring it to be remedied.

                  (f) Any representation or warranty made by the Borrower in this Agreement or any other Loan Document or by the Borrower (or any of its officers) in any certificate, instrument, or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect in any material respect when made.

                  (g) The Borrower or the Parent shall assert that any Loan Documents or any Pledged Securities (if any) are unenforceable in accordance with their terms; or the principal amount outstanding under the Pledged Securities, if pledged, shall at any time be less than the Outstandings.

                  (h) A default in the payment when due (after giving effect to any applicable grace period) of principal or interest with respect to any indebtedness or any Swap Contract of the Borrower or any Subsidiary (other than the Obligations) if the aggregate amount of all such indebtedness as to which such payment defaults exist is not less than $50,000,000.

                  (i) A default (other than a default described in paragraph (g)) under any bond, debenture, note or other evidence of indebtedness or any Swap Contract of the Borrower or any Subsidiary (other than the Obligations) or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture or other instrument if the effect of such default is to cause or to permit the holder of such indebtedness (or trustee or agent on behalf of such holder) to cause such indebtedness to come due prior to its stated maturity or is to cause or to permit the counterparty in respect of such Swap Contract to elect an early termination date in respect of such Swap Contract; provided, however, that no Event of Default shall be deemed to have occurred under this paragraph if the aggregate amount owing as to all such indebtedness and Swap Contracts as to which such defaults have occurred and are continuing is less than $50,000,000; provided further that if such default shall be cured by the Borrower or such Subsidiary, or waived by the holders of such indebtedness or counterparties in respect of such Swap Contracts, in each case prior to the commencement of any action under Section 7.2 and as may be permitted by such evidence of indebtedness, indenture, other instrument or Swap Contract, then the Event of Default hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived.

                  (j) The Borrower or any Restricted Subsidiary shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Restricted Subsidiary shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Restricted Subsidiary, and such appointment shall continue undischarged for a period of 60 days; or the Borrower or any Restricted Subsidiary shall institute (by petition, application, answer, consent or otherwise) any proceeding relating to it under the Debtor Relief Laws or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any Restricted Subsidiary and shall continue undischarged for 60 days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Restricted Subsidiary and such judgment, writ, or similar process shall not be released, vacated, stayed or fully bonded within 60 days after its issue or levy.

                  (k) A petition shall be filed by the Borrower or any Restricted Subsidiary under the Debtor Relief Laws naming the Borrower or that Restricted Subsidiary as debtor; or an involuntary petition shall be filed against the Borrower or any Restricted Subsidiary under the Debtor Relief Laws, and such petition shall not have been dismissed within 60 days after such filing; or an order for relief shall be entered in any case under the Debtor Relief Laws naming the Borrower or any Restricted Subsidiary as debtor.

                  (l) The Parent shall cease to own 100% of all classes of capital stock of the Borrower; or a Change of Control shall occur with respect to the Parent.

                  (m) The rendering against the Borrower or any Subsidiary of a final judgment, decree or order for the payment of money if the amount of such judgment, decree or order, together with the amount of all other such judgments, decrees and orders then outstanding, less (in each case) the portion thereof covered by insurance proceeds, is greater than $50,000,000 and if such judgment, decree or order remains unsatisfied and in effect for any period of 30 consecutive days without a stay of execution.

                  (n) Any Plan shall have been terminated as a result of which the Borrower or any Subsidiary or ERISA Affiliate has incurred an unfunded liability in excess of $50,000,000; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any

         Plan and in either case such action could reasonably be expected to result in liability to the Borrower or any Subsidiary in excess of $50,000,000, or withdrawal liability in excess of $50,000,000 shall have been asserted against the Borrower or any Subsidiary or ERISA Affiliate by a Multiemployer Plan; or the Borrower or any Subsidiary or ERISA Affiliate shall have incurred any joint and several liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service or the Department of Labor, or the Borrower or any Subsidiary shall have incurred any other liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service or the Department of Labor in excess of $50,000,000 with respect to any Plan; or any Reportable Event that the Required Banks may determine in good faith could reasonably be expected to constitute grounds for the termination of any Plan by the Pension Benefit Guaranty Corporation, for the appointment by the appropriate United States District Court of a trustee to administer any Plan or for the imposition of withdrawal liability with respect to a Multiemployer Plan, and which, in any such case, could reasonably be expected to result in liability to the Borrower or any Subsidiary or any ERISA Affiliate in excess of $50,000,000 shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Banks.

                  (o) Any Authorizing Order or other governmental license or other permission necessary for the maintenance of Obligations outstanding or the conduct of the Borrower's business substantially as presently conducted shall be suspended or revoked or shall fail to be renewed upon expiration.

                  (p) Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any Material Part of the Assets of the Borrower and its Subsidiaries.

SECTION 7.2 RIGHTS AND REMEDIES.

Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is waived by the Required Banks or cured, the Agent may, with the consent of the Required Banks, and shall, upon the request of the Required Banks, exercise any or all of the following rights and remedies:

                  (a) The Agent may, by notice to the Borrower, declare the Commitments to be terminated, whereupon the same shall forthwith terminate.

                  (b) The Agent may, by notice to the Borrower, declare the entire unpaid principal amount of the Obligations then outstanding, all interest accrued and unpaid thereon, and all other Obligations payable under this Agreement to be forthwith due and payable, whereupon the Obligations, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

                  (c) The Banks may, without notice to the Borrower and without further action, apply any and all money owing by any Bank to the Borrower to the payment of the Obligations then outstanding, including accrued interest. For purposes of this paragraph (d), "Bank" means the Banks, as defined elsewhere in this Agreement, and any participant in the loans made hereunder; provided, however, that each such participant, by exercising its rights under this paragraph (d), agrees that it shall be obligated under Section
         8.17 with respect to such payment as if it were a Bank for purposes of that Section.

                  (d) The Agent may exercise and enforce all rights and remedies available to it in respect of the Pledged Securities.

                  (e) The Agent and the Banks may exercise any other rights and remedies available to them by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7.1(j) hereof (whether or not such Event of Default also arises under Section 7.1(i) hereof), the Commitments shall terminate and the entire unpaid principal amount of the Notes then outstanding, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or notice of any kind.

SECTION 7.3 PROVISIONS REGARDING PLEDGED SECURITIES.

         (a) Pledged Securities. In the event that all outstanding Obligations are not paid in full on or before the date that is one hundred twenty (120) days after the Effective Date (the "Pledged Securities Delivery Date"), the Borrower covenants and agrees that, for the purpose of providing security for the payment of the principal of the Advances, it will issue, execute and deliver to the Agent on the Pledged Securities Delivery Date (i) Pledged Securities in an aggregate principal amount equal to the aggregate Outstandings; and (ii) the Pledged Securities Deliverables. Notwithstanding the foregoing, in the event that the Borrower does not have lawful authority to issue, execute and deliver Pledged Securities to the Agent in an amount equal to the aggregate amount of the Outstandings, then, on the Pledged Securities Delivery Date, the Borrower shall prepay the Advances to the extent of any Pledged Securities Shortfall (subject to any compensation due the Agent and/or Banks as specified in Section 2.16(b)) and deliver to the Agent (x) Pledged Securities in an aggregate principal amount equal to the aggregate Outstandings after giving effect to such prepayment; and (y) the Pledged Securities Deliverables.

         The Pledged Securities shall mature on the Facility Termination Date, except that upon the occurrence of an Event of Default pursuant to Section 7.1(a) or (b) or any other Event of Default that results in an acceleration of the outstanding principal amount of any Notes, the Pledged Securities shall be redeemable in whole or in part upon receipt by the Trustee and the Borrower of a written demand (a "Redemption Demand") from the Agent specifying a date (the "Demand Redemption Date") (which may be the date of receipt by Borrower of the Redemption Demand) stating that there has been such an Event of Default and demanding redemption of the Pledged Securities to the extent of the amount of the accelerated principal amount of the Notes. The Pledged Securities shall otherwise contain terms substantially similar to the terms of those Securities (as defined in the First Collateral Trust Securities Indenture) issued and delivered in connection with the execution and delivery by Borrower of the Existing Credit Agreement.

         Notwithstanding the foregoing, (x) without the prior written consent of the Agent, the Borrower shall make no payment with respect to the Pledged Securities at any time while any Advance remains outstanding, and (y) the Agent shall not demand payment of the Pledged Securities from any obligor thereunder prior to the occurrence of an Event of Default.

         On the date which is thirty (30) days after the maturity of the Pledged Securities, the Trustee may conclusively presume that the obligation of the Borrower to pay principal on the Pledged Securities as the same shall have come due and payable shall have been fully satisfied and discharged unless and until the Trustee shall have received a Payment Demand from the Agent stating that the principal of Pledged Securities has become due and payable and specifying the amount of funds required to make such payment. Notwithstanding anything to the contrary contained herein, the aggregate amount actually due on the Pledged Securities shall not exceed the aggregate principal amount of the Advances.

         (b) Effect of Termination or Reduction of Outstandings. Upon any reduction or termination of the Outstandings, the Pledged Securities shall be deemed satisfied and discharged as to the reduced or terminated portion of the Outstandings, as and to the extent provided in the Pledged Securities.

         (c) Voting Restrictions. The Agent's rights to vote or consent under the First Collateral Trust Securities Indenture in respect of the Pledged Securities shall be restricted as and to the extent provided in the Pledged Securities.

         (d) Restrictions on Transfer of Bonds. The Pledged Securities are not transferable except to a successor to the Agent under this Agreement.

         (e) Securities Act Representation. Each of the Agent and the Banks represents to the Borrower that it is an "accredited investor" within the meanings of Rule 501(a) of Regulation D and is acquiring its interest in the Pledged Securities hereunder as security for the Obligations and not with a view to any sale or distribution thereof within the meaning of the Act.

                                  ARTICLE VIII
                                    THE AGENT

SECTION 8.1 APPOINTMENT; NATURE OF RELATIONSHIP.

KeyBank is hereby appointed by each of the Banks as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Banks irrevocably authorizes the Agent to act as the contractual representative of such Bank with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article VIII. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Bank by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Banks with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Banks' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Banks, (ii) is a "representative" of the Banks within the meaning of
Section 9-105 of the Uniform

Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Banks hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Bank hereby waives.

SECTION 8.2 POWERS.

The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Banks, or any obligation to the Banks to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

SECTION 8.3 GENERAL IMMUNITY.

Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Banks or any Bank for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

SECTION 8.4 NO RESPONSIBILITY FOR LOANS, RECITALS, ETC.

Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Bank; (c) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith, or (f) the financial condition of the Borrower or of any of the Borrower's Subsidiaries. The Agent shall have no duty to disclose to the Banks information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as the Agent or in its individual capacity). No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

SECTION 8.5 ACTION ON INSTRUCTIONS OF BANKS.

The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the

Required Banks (or, when expressly required hereunder, all of the Banks), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. The Banks hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Banks. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

SECTION 8.6 EMPLOYMENT OF AGENTS AND COUNSEL.

The Agent may execute any of its duties as the Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Banks and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

SECTION 8.7 RELIANCE ON DOCUMENTS; COUNSEL.

The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

SECTION 8.8 AGENT'S REIMBURSEMENT AND INDEMNIFICATION.

The Banks agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Bank or between two or more of the Banks) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Bank or between two or more of the Banks), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Bank shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 2.17(d) shall, notwithstanding the provisions of this Section 8.8, be paid by the relevant Bank in accordance with the provisions thereof. The obligations of the Banks under this Section 8.8 shall survive payment of the Obligations and termination of this Agreement.

SECTION 8.9 NOTICE OF DEFAULT.

The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of Banks, unless the Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be directed by Required Banks in accordance with Article VII; provided, however, that unless and until the Agent has received any such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Banks.

SECTION 8.10 RIGHTS AS A BANK.

In the event the Agent is a Bank, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Advances as any Bank and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, at any time when the Agent is a Bank, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust , debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Bank.

SECTION 8.11 BANK CREDIT DECISION; DISCLOSURE OF INFORMATION BY AGENT.

Each Bank acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Bank, including any Bank by assignment, represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to Banks by the Agent herein, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of any Agent-Related Person.

SECTION 8.12 SUCCESSOR AGENT.

The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Banks, such removal to be effective on the date specified by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint, on behalf of the Borrower and the Banks, a Bank as a successor Agent. If no successor Agent shall have been so appointed by the Required Banks within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Banks, a successor Agent. Notwithstanding the foregoing, (i) the Agent may at any time without the consent of any Bank and with the consent of the Borrower, not to be unreasonably withheld or delayed, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder and (ii) so long as no Event of Default exists, no successor Agent may be appointed without the prior written consent of the Borrower, not to be unreasonably withheld or delayed. If the Agent has resigned or been removed and no successor Agent has been appointed, the Banks may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Bank and for all other purposes shall deal directly with the Banks. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article VIII shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 8.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

SECTION 8.13 DELEGATION TO AFFILIATES.

The Borrower and the Banks agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles VIII and X.

SECTION 8.14 DISTRIBUTION OF PAYMENTS AND PROCEEDS.

                  (a) After deduction of any costs of collection as hereinafter provided, the Agent shall remit to each Bank that Bank's Percentage of all payments of principal, interest and facility fees payable under Section 2.7 that are received by the Agent under the Loan Documents. Each Bank's interest in the Loan Documents shall be payable solely from payments, collections and proceeds actually received by the Agent under the Loan Documents; and the Agent's only liability to the Banks hereunder shall be to account for each Bank's Percentage of such payments, collections and proceeds in accordance with this Agreement. If the Agent is ever required for any reason to refund any such payments, collections or proceeds, each Bank will refund to the Agent, upon demand, its Percentage of such payments, collections or proceeds, together with its Percentage of interest or penalties, if any, payable by the Agent in connection with such refund. The Agent may, in its sole discretion, make payment to the Banks in anticipation of receipt of payment from the Borrower. If the Agent fails to receive any such anticipated payment from the Borrower, each Bank shall promptly refund to the Agent, upon demand, any such payment made to it in anticipation of payment from the Borrower, together with interest for each day on such amount until so refunded at a rate equal to the Federal Funds Effective Rate for each such day.

                  (b) Notwithstanding the foregoing, if any Bank has wrongfully refused to fund its Percentage of any Borrowing or other Advance as required hereunder, or if the principal balance of any Bank's Note is for any other reason less than its Percentage of the aggregate principal balances of the Notes then outstanding, the Agent may remit all payments received by it to the other Banks until such payments have reduced the aggregate amounts owed by the Borrower to the extent that the aggregate amount owing to such Bank hereunder is equal to its Percentage of the aggregate amount owing to all of the Banks hereunder. The provisions of this paragraph are intended only to set forth certain rules for the application of payments, proceeds and collections in the event that a Bank has breached its obligations hereunder and shall not be deemed to excuse any Bank from such obligations.

SECTION 8.15 EXPENSES.

All payments, collections and proceeds received or effected by the Agent may be applied, first, to pay or reimburse the Agent for all costs, expenses, damages and liabilities at any time incurred by or imposed upon the Agent in connection with this Agreement or any other Loan Document (including but not limited to all reasonable attorney's fees, foreclosure expenses and advances made to protect the security of collateral, if any, but excluding any costs, expenses, damages or liabilities arising from the gross negligence or willful misconduct of the Agent). If the Agent does not receive payments, collections or proceeds from the Borrower or its properties sufficient to cover any such costs, expenses, damages or liabilities within 30 days after their incurrence or imposition, each Bank shall, upon demand, remit to the Agent its Percentage of the difference between
(i) such costs, expenses, damages and liabilities, and (ii) such payments, collections and proceeds.

SECTION 8.16 PAYMENTS RECEIVED DIRECTLY BY BANKS.

If any Bank or other holder of a Note shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Note other than through distributions made in accordance with Section 8.2, such Bank or holder shall promptly give notice of such fact to the Agent and shall purchase from the other Banks or holders such participations in the Notes held by them as shall be necessary to cause the purchasing Bank or holder to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank or holder, the purchase shall be rescinded and the purchasing Bank restored to the extent of such recovery (but without interest thereon).

SECTION 8.17 AGENT NOT OFFERING BONDS.

Each Bank acknowledges that neither the Agent's taking possession of the Pledged Securities, nor its exercise of remedies with respect to the Pledged Securities and subsequent distribution of proceeds thereunder, constitutes or will constitute an offer of any security, a solicitation of an offer to buy any security, or a placement of any security.

                                   ARTICLE IX
                         ASSIGNMENTS AND PARTICIPATIONS

SECTION 9.1 ASSIGNMENTS.

                  (a) Any Bank may, at any time, assign a portion of its Obligations and Commitment to an Eligible Lender (an "Applicant") on any date (the "Adjustment Date") selected by such Bank subject to the terms and provisions of this Section 9.1. The aggregate principal amount of the Obligations and Commitment so assigned in any assignment shall be $5,000,000 or an integral multiple of $1,000,000 in excess of $5,000,000, and the assigning Bank shall retain at least $5,000,000 of such Obligations and Commitment for its own account; provided, however, that the foregoing restriction shall not apply to a Bank assigning its entire Obligations and Commitment to the Applicant. Any Bank proposing an assignment hereunder shall give notice of such assignment to the Agent and the Borrower at least ten Business Days prior to such assignment (unless the Agent consents to a shorter period of time). Such notice shall specify the identity of such Applicant and the Percentage which it proposes that such Applicant acquire (which Percentage shall be the same for the Commitment and the Note held by the assigning Bank). Any assignment hereunder may be made only with the prior written consent of the Agent and the Borrower; provided, however, that (i) in no event shall such consent be unreasonably withheld, and (ii) the consent of the Borrower shall not be required if a Default or Event of Default has occurred and is continuing at the time of such assignment.

                  (b) Subject to the prior written consent of the Agent and the Borrower (if applicable), to confirm the status of each Applicant as a party to this Agreement and to evidence the assignment of the applicable portion of the assigning Bank's Commitment, and Advances in accordance herewith:

                  (i) the Borrower, such Bank, such Applicant and the Agent shall, on or before the Adjustment Date, execute and deliver to the Agent an Assignment Agreement (provided that, if a Default or Event of Default has occurred and is continuing on the applicable Adjustment Date, the assignment will be effective whether the Borrower signs it or not), in substantially the form of Exhibit E (an "Assignment Agreement"); and

                  (ii) the Borrower will, at its own expense and in exchange for the assigning Bank's Note, execute and deliver to the assigning Bank a new Note, payable to the order of the Applicant in an amount corresponding to the applicable interest in the assigning Bank's rights and obligations acquired by such Applicant pursuant to such assignment, and, if the assigning Bank has retained interests in such rights and obligations, a new Note, payable to the order of that Bank in an amount corresponding to such retained interests. Such new Notes shall be in an aggregate principal amount equal to the principal amount of the Note to be replaced by such new Notes (or, if less, the Commitment Amount of the assigning Bank prior to giving effect to such assignment, unless such assignment is made after the Commitment Termination Date, in which case the aggregate principal amount of the new Notes shall equal the outstanding principal balance of the Note to be replaced by such new Notes), shall be dated the effective date of such assignment and shall otherwise be in the form of the Note to be replaced thereby. Such new Notes shall be issued in substitution for, but not in satisfaction or payment of, the Note being replaced thereby; and

Upon the execution and delivery of such Assignment Agreement and such Notes, (a) this Agreement shall deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such Additional Bank and the resulting adjustment of Percentages arising therefrom, (b) the assigning Bank shall be relieved of all obligations hereunder to the extent of the reduction of all obligations hereunder and to the extent of the reduction of such Bank's Percentage, and (c) the Additional Bank shall become a party hereto and shall be entitled to all rights, benefits and privileges accorded to a Bank herein and in each other document or instrument executed pursuant hereto and subject to all obligations of a Bank hereunder, including the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Required Banks or all Banks, and the obligations to make Advances hereunder.

                  (c) In order to facilitate the addition of Additional Banks hereto, the Borrower shall (subject to the written agreement of any prospective Additional Bank to be subject to the confidentiality provisions of Section 10.1) provide all reasonable assistance requested by each Bank and the Agent relating thereto which shall not require undue effort or expense on the part of the Borrower, including, without limitation, the furnishing of such written materials and financial information regarding the Borrower as any Bank or the Agent may reasonably request and the participation by officers of the Borrower in a meeting or teleconference call with any Applicant upon the reasonable request upon reasonable notice of any Bank or the Agent.

                  (d)      Without limiting any other provision hereof:

                  (i) each Bank shall have the right at any time upon written notice to the Borrower and the Agent (but without requiring the consent of the Borrower or the Agent) to sell, assign, transfer, or negotiate all or any part of its Commitment, Advances, Notes, and other rights and obligations under this Agreement and the Loan Documents to one or more Affiliates of such Bank, provided that, unless consented to by the Borrower and the Agent (which consent shall not be unreasonably withheld), no such sale, assignment, transfer or negotiation of Commitment shall relieve the transferring Bank from its obligations (to the extent such Affiliate does not fulfill its obligations) hereunder; and

                  (ii) each Bank shall have the right at any time upon written notice to the Borrower and the Agent (but without requiring the consent of the Borrower or the Agent) to sell, assign, transfer, or negotiate all or any part of its Commitment, Advances, Notes, and other rights and obligations under this Agreement and the Loan Documents to one or more Banks, and any such sale, assignment, transfer or negotiation shall relieve the transferring Bank from its obligations hereunder to the extent of the obligations so transferred (except, in any event, to the extent that the Borrower, any other Bank or the Agent has rights against such transferring Bank as a result of any default by such transferring Bank under this Agreement);

provided, however, that any partial sale, assignment, transfer or negotiation pursuant to this Section shall be pro rata as to all of the Commitment, Obligations and Advances transferred.

                  (e) Simultaneous with any assignment under this Section, the Bank making such assignment shall pay the Agent a transfer fee in the amount of $3,500.

                  (f) Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC") of such Granting Bank, identified as such in writing from time to time by the Granting Bank to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Bank would otherwise be obligated to make to the applicable Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Bank shall be obligated to make such Advance pursuant to the terms hereof,
         (iii) such Granting Bank's other obligations under this Agreement shall remain unchanged, (iv) such Granting Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, and (v) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Granting Bank in connection with such Granting Bank's rights and obligations under this Agreement (including any rights and obligations assigned to such SPC). The making of an Advance by an SPC hereunder shall be deemed to utilize the Commitment of the applicable Granting Bank to the same extent, and as if, such Advance were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the applicable Granting Bank). All notices hereunder to any Granting Bank or the related SPC, and all payments in respect of the Obligations due to such Granting Bank or the related SPC, shall be made to such Granting Bank. In addition, each Granting Bank shall vote as a Bank hereunder without giving effect to any assignment under this paragraph (f), and no SPC shall have any vote as a Bank under this Agreement for any purpose. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.1, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Agent and without paying any transfer fee therefor, assign all or a portion of its interests in its right to repayment of any Advances to its Granting Bank or to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to fund the Advances made by such SPC or to support the securities (if any) issued by such SPC to fund such Advances and (ii) disclose on a confidential basis, to the extent such disclosure would be permitted under Section 10.1 as if such SPC were a Bank, any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. No amendment to this paragraph (f) that affects the rights of an SPC that has made an advance hereunder shall be effective without the consent of such SPC.

                  (g) Notwithstanding any other provision of this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement and that Bank's Note in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

SECTION 9.2 PARTICIPATIONS.

Each Bank may grant participations in a portion of its Advances and Commitments to any Eligible Lender, upon prior written notice to the Agent but without the consent of the Agent or the Borrower, but only so long as the principal amount of the participation so granted is no less than $5,000,000 (or, if the participant is a Participating Affiliate, no less than $1,000,000). No holder of any such participation, other than an Affiliate of such Bank, shall be entitled to require

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

such Bank to take or omit to take any action hereunder, except that such Bank may agree with such participant that such Bank will not, without such participant's consent, agree to any action described in paragraph (a) of Section
10.3. No Bank shall, as between the Borrower and such Bank, be relieved of any of its obligations hereunder as a result of any such granting of a participation. The Borrower hereby acknowledges and agrees that any participant described in this Section will, for purposes of Sections 2.16, 2.17 and 2.18 only, be considered to be a Bank hereunder (provided that such participant shall not be entitled to receive any more than the Bank selling such participation would have received had such sale not taken place).

SECTION 9.3 LIMITATION ON ASSIGNMENTS AND PARTICIPATIONS.

Except as set forth in Sections 9.1 and 9.2, no Bank may assign any of its rights or obligations under, or grant any participation in, any Loan Document or Commitment.

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.1 DISCLOSURE OF INFORMATION.

The Agent and the Banks shall keep confidential (and cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished by the Borrower and its Subsidiaries to the Agent or the Banks (the "Disclosed Information"). Notwithstanding the foregoing, the Agent and each Bank may disclose Disclosed Information (i) to the Agent or any other Bank; (ii) to any Affiliate of any Bank in connection with the transactions contemplated hereby, provided that such Affiliate has been informed of the confidential nature of such information;
(iii) to legal counsel, accountants and other professional advisors to the Agent or such Bank; (iv) to any regulatory body having jurisdiction over any Bank or the Agent; (v) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (vi) to the extent such Disclosed Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to the Agent or such Bank on a non-confidential basis from a source other than the Borrower or a Subsidiary, or (C) was available to the Agent or such Bank on a non-confidential basis prior to its disclosure to the Agent or such Bank by the Borrower or a Subsidiary; (vii) to the extent the Borrower or such Subsidiary shall have consented to such disclosure in writing; (viii) to the extent reasonably deemed necessary by the Agent or any Bank in the enforcement of the remedies of the Agent and the Banks provided under the Loan Documents; or (ix) in connection with any potential assignment or participation in the interest granted hereunder, provided that any such potential assignee or participant shall have executed a confidentiality agreement imposing on such potential assignee or participant substantially the same obligations as are imposed on the Agent and the Banks under this Section 10.1. Furthermore, the Borrower acknowledges and agrees that KeyBank may, after the successful syndication of the Facility, share certain information relating to transactions contemplated hereby with standard industry database companies (including Loan Pricing Corporation and Standard & Poor's Leveraged Commentary & Data) in accordance with customary industry practice.

Notwithstanding anything herein to the contrary, information subject to this
Section 10.1 shall not include, and the Agent and each Bank may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Bank relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Advances and transactions contemplated hereby. The Borrower and its Subsidiaries may also disclose without limitation the "tax treatment" and "tax structure" of the transactions contemplated hereby.

SECTION 10.2 NO WAIVER; CUMULATIVE REMEDIES.

No failure or delay on the part of the Banks in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any Bank's acceptance of payments while any Default or Event of Default is outstanding operate as a waiver of such Default or Event of Default, or any right, power or remedy under the Loan Documents; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Any decision by Agent or any Bank not to require payment of any interest (including interest due under Section 2.6(d)), fee, cost or other amount payable under any Loan Document or to calculate any amount payable by a particular method on any occasion shall in no way limit or be deemed a waiver of the Agent's or such Bank's right to require full payment thereof, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

SECTION 10.3 AMENDMENTS, ETC.

No amendment or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Required Banks (or by the Agent with the consent or at the request of the Required Banks), and any such waiver shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing:

                  (a) No such amendment or waiver shall be effective to do any of the following unless signed by each of the Banks (or by the Agent with the consent or at the request of each of the Banks):

                  (i) Increase the Commitment Amount of any Bank or extend the Commitment Termination Date or the Facility Termination Date.

                  (ii) Permit the Borrower to assign its rights under this Agreement.

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

                  (iii) Amend this Section, the definition of "Required Banks" in Section 1.1, or any provision herein providing for consent or other action by all Banks.

                  (iv) Forgive any indebtedness of the Borrower arising under this Agreement or the Notes, or reduce the rate of interest or any fees charged under this Agreement or the Notes.

                  (v) Postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, facility fees or other material amounts due to the Banks (or any of them) hereunder or under any other Loan Document.

                  (vi) Modify the Borrower's obligation to deliver the Pledged Securities or prepay the Advances to the extent of any Pledged Securities Shortfall as and when required under Section 7.3.

                  (vii) Release the Agent's interest in any Pledged Securities or amend any terms of any Pledged Securities.

                  (b) No amendment, waiver or consent shall affect the rights or duties of the Agent under this Agreement or any other Loan Document unless in writing and signed by the Agent.

                  (c) No amendment, modification or (except as provided elsewhere herein) termination of this Agreement or waiver of any rights of the Borrower or obligations of any Bank or the Agent hereunder shall be effective unless the Borrower shall have consented thereto in writing.

No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

SECTION 10.4 TRANSMISSION, NOTICE AND EFFECTIVENESS OF COMMUNICATIONS AND SIGNATURES.

                  (a) MODES OF DELIVERY. Except as otherwise expressly provided herein, all notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, (iii) sent by Federal Express or similar expedited delivery service, or (iv) transmitted by telecopy, in each case addressed or transmitted by telecopy to the party to whom notice is being given at its address or telecopier number (as the case may be) as set forth in Exhibit A or in any applicable Assignment Agreement; or, as to each party, at such other address or telecopier number as may hereafter be designated in a notice by that party to the other party complying with the terms of this Section. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) five business days after the date of posting, if delivered by mail, (iii) the date of receipt, if delivered by Federal Express or similar expedited delivery service, or (iv) the date of transmission if delivered by telecopy, except that notices or requests to the Banks pursuant to any of the provisions of
         Article II shall not be effective as to any Bank until received by that Bank.

                  (b) RELIANCE BY AGENT AND BANKS. The Agent and each Bank shall be entitled to rely and act on any communication believed by it in good faith to be given by or on behalf of the Borrower even if (i) such communications (A) were not made in a manner specified herein, (B) were incomplete or (C) were not preceded or followed by any other notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any subsequent related communications provided for herein. The Borrower shall indemnify the Agent and the Banks from any loss, cost, expense or liability as a result of relying on any communications permitted herein.

                  (c) EFFECTIVENESS OF FACSIMIlE DOCUMENTS AND SIGNATURES. Documents and agreements delivered from time to time in connection with the Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as hardcopies with manual signatures and shall be binding on the Borrower and the Agent and the Banks. The Agent may also request that any such documents and signature be confirmed by a manually-signed hardcopy thereof; provided, however, that the failure to request or deliver any such manually-signed hardcopy shall not affect the effectiveness of any facsimile documents or signatures.

SECTION 10.5 COSTS AND EXPENSES.

The Borrower agrees (a) to pay or reimburse the Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, and the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Loan Documents, and any other documents prepared in connection herewith or therewith, including the Commitment Letter, dated May 27, 2003, by and between KeyBank and the Borrower (including the attached Summary of Terms and Conditions dated May 27, 2003) and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable attorney fees and costs, and (b) to pay or reimburse the Agent and each Bank for all costs and expenses incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization), collection and enforcement or attempted enforcement, or preservation of any rights under any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including attorney fees and costs. The foregoing costs and expenses shall include all reasonable out-of-pocket expenses incurred by the Agent and the cost of independent public accountants and other outside experts retained by the Agent or any Bank. Such costs and expenses shall also include administrative costs of the Agent reasonably attributable to the administration of the Loan Documents. Any amount payable by the Borrower under this Section shall bear interest from the second Business Day following the date of demand for payment at the Default Rate, unless waived by the Agent. The agreements in this Section shall survive repayment of all Obligations.

SECTION 10.6 INDEMNIFICATION BY BORROWER.

The Borrower hereby agrees to indemnify the Agent and the Banks and each officer, director, employee and agent thereof (herein individually each called an "Indemnitee" and collectively called the "Indemnitees") from and against any and all losses, claims, damages, reasonable expenses (including, without limitation, reasonable attorneys' fees) and liabilities (all of the foregoing being herein called the "Indemnified Liabilities") incurred by an Indemnitee in connection with or arising out of the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the use of the proceeds of any Advance hereunder (including but not limited to any such loss, claim, damage, expense or liability arising out of any claim that any Environmental Law has been breached with respect to any activity or property of the Borrower), except for any portion of such losses, claims, damages, expenses or liabilities incurred solely as a result of the gross negligence or willful misconduct of the applicable Indemnitee. If and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section shall survive any termination of this Agreement.

SECTION 10.7 SET-OFF.

In addition to any rights and remedies of the Agent and the Banks or any assignee or participant of any Bank or any Affiliate thereof (each, a "Proceeding Party") provided by law, upon the occurrence and during the continuance of any Event of Default, each Proceeding Party is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to proceed directly, by right of set-off, banker's lien, or otherwise, against any assets of the Borrower which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Proceeding Party to or for the credit or the account of the Borrower) and apply such assets against the Obligations, irrespective of whether such Proceeding Party shall have made any demand therefor and although such Obligations may be unmatured. Each Bank agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 10.8 SHARING OF SET-OFF.

The Agent and each Bank severally agrees that if it (or any Proceeding Party claiming through it), through the exercise of any right of setoff, banker's lien or counterclaim against the Borrower or otherwise, receives payment on account of the Outstandings held by it that is ratably more than any other Bank receives in payment on account of the Outstandings held by such other Bank, then, subject to applicable Laws: (a) the Bank, which acting on its behalf or through any Proceeding Party, exercises the right of setoff, banker's lien or counterclaim or otherwise receives such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Bank a participation in the Outstandings held by the other Bank and shall pay to the other Bank a purchase price in an amount so that the share of the Outstandings held by each Bank after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and
(b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all Banks share any payment obtained in respect of the Outstandings ratably in accordance with each Bank's share of the Outstandings immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Bank by the Borrower or any Person claiming through or succeeding to the rights of the Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Bank that purchases a participation in the Outstandings pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Outstandings purchased to the same extent as though the purchasing Bank were the original owner of the Outstandings purchased. The Borrower expressly consents to the foregoing arrangements and agrees that any lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if lender were the original owner of the Obligation purchased; provided that such lender agrees to be bound by the terms of this Section 10.8.

SECTION 10.9 USURY.

Notwithstanding anything to the contrary contained in any Loan Document, the interest and fees paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Agent or any Bank shall receive interest or a fee in an amount that exceeds the Maximum Rate, the excessive interest or fee shall be applied to the principal of the Outstandings or, if it exceeds the unpaid principal, refunded to the Borrower. In determining whether the interest or a fee contracted for, charged, or received by the Agent or a Bank exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

SECTION 10.10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

All representations and warranties made hereunder and in any Loan Document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery thereof but shall terminate the later of (a) when the Commitments are terminated and (b) when no Obligations remain outstanding under any Loan Document. Such representations and warranties have been or will be relied upon by the Agent and each Bank, notwithstanding any investigation made by the Agent or any Bank on their behalf.

SECTION 10.11 INTEGRATION.

This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, including without limitation, the Commitment Letter, dated May 27, 2003 by and between KeyBank and the Borrower (the "Commitment Letter") and the Term Sheet dated May 27, 2003 relating to the Commitment

Letter, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Agent or the Banks in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 10.12 FURTHER ASSURANCES.

The Borrower shall, at its expense and without expense to the Banks or the Agent, do, execute and deliver such further acts and documents as any Bank or the Agent from time to time reasonably requires for the assuring and confirming unto the Banks or the Agent of the rights hereby created.

SECTION 10.13 HEADINGS.

Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

SECTION 10.14 TIME OF THE ESSENCE.

Time is of the essence of the Loan Documents.

SECTION 10.15 FOREIGN BANKS.

Each Bank that is a "foreign corporation, partnership or trust" within the meaning of the Code, or any successor statute thereto (a "Foreign Bank") shall deliver to the Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either Form W-8BEN or any successor thereto (relating to such Person and entitling it to a complete exemption from withholding on all payments to be made to such Person by the Borrower pursuant to this Agreement) or Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence satisfactory to the Borrower and the Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to the Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Persons fails to deliver the above forms or other documentation, then the Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Agent therefor, including all penalties and interest and costs and expenses (including reasonable attorney fees and costs) of the Agent. The obligation of Banks under this Section shall survive the payment of all Obligations and the resignation or replacement of the Agent.

SECTION 10.16 NATURE OF BANK'S OBLIGATIONS.

Nothing contained in this Agreement or any other Loan Document and no action taken by the Agent or Banks or any of them pursuant hereto or thereto may, or may be deemed to, make Banks a partnership, an association, a joint venture or other entity, either among themselves or with the Borrower or any Affiliate of the Borrower. Each Bank's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only is conditioned upon the performance by all other Banks of their obligations to make the initial Advance. A default by any Bank will not increase the pro rata share attributable to any other Bank.

SECTION 10.17 EXECUTION IN COUNTERPARTS.

This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement or such other Loan Document, as the case may be, taken together, shall constitute but one and the same instrument.

SECTION 10.18 BINDING EFFECT, ASSIGNMENT.

The Loan Documents shall be binding upon and inure to the benefit of the the Borrower and the Banks and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of each of the Banks.

SECTION 10.19 GOVERNING LAW.

THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

SECTION 10.20 SEVERABILITY OF PROVISIONS.

Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

SECTION 10.21 CONSENT TO JURISDICTION.

EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, ANY BANK TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY BANK OR ANY AFFILIATE OF THE AGENT OR ANY BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

SECTION 10.22 WAIVER OF JURY TRIAL.

THE BORROWER, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT AND THE NOTES OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

SECTION 10.23 RECALCULATION OF COVENANTS FOLLOWING ACCOUNTING PRACTICES CHANGE.

The Borrower shall notify the Agent of any Accounting Practices Change promptly upon becoming aware of the same. Promptly following such notice, the Borrower and the Banks shall negotiate in good faith in order to effect any adjustments to Sections 6.7 and 6.8 necessary to reflect the effects of such Accounting Practices Change.

SECTION 10.24 HEADINGS.

Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

SECTION 10.25 NONLIABILITY OF BANKS.

The relationship between the Borrower on the one hand and the Banks and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Bank shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Bank undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the

Agent nor any Bank shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Bank shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                      PUBLIC SERVICE COMPANY OF
                                      COLORADO, A COLORADO CORPORATION

                                      By /s/ Benjamin G.S. Fowke III
                                         ---------------------------------------
                                         Its Vice President & Treasurer
                                             -----------------------------------

     [Signature Page to Public Service Company of Colorado Credit Agreement]

                                      KEYBANK NATIONAL ASSOCIATION, AS
                                      ADMINISTRATIVE AGENT, LEAD ARRANGER, BOOK
                                      MANAGER AND AS A BANK

                                      By /s/ Keven D. Smith
                                         ---------------------------------------
                                         Its Vice President
                                             -----------------------------------

     [Signature Page to Public Service Company of Colorado Credit Agreement]

                                      UBS AG, CAYMAN ISLANDS BRANCH, AS A
                                      BANK

                                      By /s/
                                         ---------------------------------------
                                         Its Director
                                             -----------------------------------

                                      UBS AG, CAYMAN ISLANDS BRANCH, AS A
                                      BANK

                                      By /s/
                                         ---------------------------------------
                                         Its Associate Director
                                             -----------------------------------

     [Signature Page to Public Service Company of Colorado Credit Agreement]

                                      CREDIT SUISSE FIRST BOSTON, CAYMAN
                                      ISLANDS BRANCH, AS A BANK

                                      By /s/ Sarah Wu
                                         ---------------------------------------
                                         Its Vice President
                                             -----------------------------------

                                      By /s/ Jay Chall
                                         ---------------------------------------
                                         Its Director
                                             -----------------------------------


     [Signature Page to Public Service Company of Colorado Credit Agreement]

                                    EXHIBIT A

                        COMMITMENT AMOUNTS AND ADDRESSES

                    NAME                          COMMITMENT AMOUNT               NOTICE ADDRESS
------------------------------------------        -----------------       -----------------------------
Public Service Company of                                N/A              Xcel Energy Inc.
     Colorado                                                             800 Nicollet Mall, Suite 2900
                                                                          Minneapolis, MN 55402
                                                                          Attention: Mary Schell
                                                                          Telecopier: 612-215-5370
-------------------------------------------------------------------------------------------------------
KeyBank National Association, as                    $100,000,000          127 Public Square, 6th Floor
     Agent and a Bank                                                     Cleveland, OH 44114
                                                                          Attention: Kathy A. Koenig
                                                                          Telecopier: 216-689-4981
-------------------------------------------------------------------------------------------------------
UBS AG, Cayman Islands Branch,                      $100,000,000          677 Washington Boulevard
     as a Bank                                                            Stamford, CT 06901
                                                                          Attention: Marie Haddad
                                                                          Telecopier: 203-719-3888
-------------------------------------------------------------------------------------------------------
Credit Suisse First Boston, Cayman                  $100,000,000          Eleven Madison Avenue
     Islands Branch, as a Bank                                            New York, NY 10010
                                                                          Attention: Sarah Wu
                                                                          Telecopier: 212-325-8321
-------------------------------------------------------------------------------------------------------

                                  Exhibit A-1

                                    EXHIBIT B

                                  FORM OF NOTE
_______________________                                        ___________, 200_

FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of ________________ (the "Bank") on the Facility Termination Date (as defined in the Credit Agreement referred to below) the principal amount of ___________________ ($____________), or such lesser principal amount of Advances (as defined in the Credit Agreement referred to below) payable by Borrower to Bank on such Facility Termination Date under that certain Credit Agreement, dated as of June __, 2003 among Borrower, Banks from time to time party thereto, and KeyBank National Association, as Agent, Lead Arranger and Book Manager (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Credit Agreement.

All payments of principal and interest shall be made to the Agent for the account of Bank in United States dollars in immediately available funds at the Agent's designated payment office.

If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the "Notes" referred to in the Credit Agreement. Reference is hereby made to the Credit Agreement for rights and obligations of payment and prepayment, events of default and the right of Bank to accelerate the maturity hereof upon the occurrence of such events. Advances made by Bank shall be evidenced by one or more loan accounts or records maintained by Bank in the ordinary course of business. Bank may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Advances and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Borrower agrees to pay all collection expenses, court costs and attorney fees and costs (whether or not litigation is commenced) which may be incurred by Bank in connection with the collection or enforcement of this Note.

                                   Exhibit B-1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                          PUBLIC SERVICE COMPANY OF
                                          COLORADO, A COLORADO CORPORATION

                                          By __________________________________

                                          Its ________________________________

                                     Exhibit B-2

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

                                              __________________________, ______

KeyBank National Association,
         for itself and as Agent under the Credit
         Agreement described below

The Banks, as defined under the Credit
          Agreement described below

                             COMPLIANCE CERTIFICATE

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated June __, 2003 among Public Service Company of Colorado (the "Borrower"), KeyBank National Association, as Agent, and the Banks, as defined therein (the "Credit Agreement").

         All terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

         This is a Compliance Certificate submitted in connection with the Borrower's financial statements (the "Statements") as of _____________________, _______ (the "Effective Date").

         I hereby certify to you as follows:

                           (a)      I am the _________________________ [**chief
                  financial officer/treasurer] of the Borrower, and I am familiar with the financial statements and financial affairs of the Borrower.

                           (b) The Statements have been prepared in accordance with GAAP, **[subject to year-end audit adjustments].

                           (c) The computations on the Annexes hereto set forth the Borrower's compliance or non-compliance with the requirements set forth in Section 6.7 and 6.8 as of the Effective Date.

I have no knowledge of the occurrence of any Default or Event of Default, except as set forth in the attachments, if any, hereto.

                                     Exhibit C-1

                                          Very truly yours,

                                          PUBLIC SERVICE COMPANY OF COLORADO,
                                          a Colorado corporation

                                          By ___________________________________
                                             Its _______________________________

                                  Exhibit C-2

                        ANNEX 1 TO COMPLIANCE CERTIFICATE

Funded Debt to Total Capital (Section 6.7)

1.   Funded Debt
     (a) Long-Term debt (including current maturities)        $_____________
     (b) Commercial paper and other short term debt           $_____________
     (c) Letters of Credit                                    $_____________
     (d) Net liabilities under Swap Contracts                 $_____________
     (e) Capitalized Lease Obligations                        $_____________
     (f) Off-Balance Sheet Liabilities (including Sale
         and Leaseback Transactions and Synthetic
         Lease Obligations)                                   $_____________
     (g) Trust Preferred Securities of the Borrower           $_____________
     (h) Guaranties of indebtedness of others                 $_____________
     (i) Other Funded Debt                                    $_____________
     (j) Total Funded Debt (sum of Items 1(a) through 1(i))      $______________

2.   Total Capital
     (a) Common Stock                                         $_____________
     (b) Premium on Common Stock                              $_____________
     (c) Retained Earnings                                    $_____________
     (d) Stockholder's Equity
         (sum of Items 2(a), 2(b) and 2(c)                    $_____________
     (e) Funded Debt (from Item 1(j) above)                   $_____________
     (f) Total Capital (sum of Items 2(d) and 2(e))              $______________

3.   Funded Debt to Total Capital (Ratio of Item 1(j) to
     Item 2(f))
     (not to be greater than 0.60 to 1.0)                        ______to 1.

                                  Exhibit C-3

                        ANNEX 2 TO COMPLIANCE CERTIFICATE

Interest Coverage Ratio (Section 6.8)

1.   EBIT
     (a) Consolidated Net Income                               $____________
     (b) Interest Expense (including Trust
         Preferred Securities)                                 $____________
     (c) Income Tax Expense                                    $____________

     (D) Excluding Non-operating Gains and Losses
         (net of income tax)                                   $____________
     (e) EBIT (total of (a)+(b)+(c)+or-(d))                      $_____________

2.   Interest Expense (including Trust Preferred Securities)      $_____________

3.   Interest Coverage Ratio (Ratio of Item 1(e) to
     Item 2)                                                   _______to 1.0
     (not to be greater than 2.75 to 1.0)

                                  Exhibit C-4

                                   EXHIBIT D

                                OPINION LETTERS

                                  Exhibit D-1

                                    EXHIBIT E

                              ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "Assignment Agreement") between _______________________________ (the "Assignor") and _________________________
(the "Assignee") is dated as of ___________________, 20___. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitment (or Advances, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of
Schedule 1.

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in
Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

         4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Advances hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Advances and fees received from the Agent which relate to the portion of the Commitment or Advances assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

         5. RECORDATION FEE. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.

         6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that (i) it is the legal and

                                  Exhibit E-1
beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and
(iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Banks a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Advances or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Advances or the Loan Documents.

         7.       REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee
(i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, and (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's nonperformance of the obligations assumed under this Assignment Agreement. The Assignee (a) represents and warrants to the Agent and the Borrower that under applicable law and treaties no tax will be required to be withheld by the Agent or the Borrower with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrower prior to the time that the Agent or Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of U.S. Internal Revenue Service Form W-8ECI or W-8BEN (or appropriate replacement forms) and agrees to provide new Forms W-8ECI or W-BEN (or appropriate replacement forms) upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S.

                                  Exhibit E-2
law and regulations and amendments thereto, duly executed and completed by the Assignee and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of New York.

         9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         10. COUNTERPARTS; DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

         IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written.

                                  Exhibit E-3

                                   SCHEDULE 1

                             TO ASSIGNMENT AGREEMENT

1.       Description and Date of Credit Agreement:

         Credit Agreement dated as of June __, 2003 among Public Service Company of Colorado, the Banks named therein including the Assignor, and KEYBANK NATIONAL ASSOCIATION individually and as Agent for such lenders, as it may be amended from time to time.

2.       Date of Assignment Agreement:                  , 20___

3.       Amounts (As of Date of Item 2 above):

         a.       Assignee's percentage
                  of Aggregate Commitment
                  (Advances) purchased
                  under the Assignment
                  Agreement**                           ____%

         b.       Amount of Assignor's
                  Commitment purchased
                  under the Assignment
                  Agreement**                           $_____

4.       Assignee's Commitment (or Loans
         with respect to terminated
         Commitments) purchased
         hereunder:                                          $__________________

5.       Proposed Effective Date:                            ___________________

6.       Non-standard Recordation Fee
         Arrangement

                                     N/A***
                                     [Assignor/Assignee
                                     to pay 100% of fee]
                                     [Fee waived by Agent]

                                  Exhibit E-4

Accepted and Agreed:

[NAME OF ASSIGNOR]                                [NAME OF ASSIGNEE]

By:_______________________________                By:___________________________
Title_____________________________                Title_________________________

                                  Exhibit E-5

ACCEPTED AND CONSENTED TO****BY             ACCEPTED AND CONSENTED
                                            TO BY

PUBLIC SERVICE                              KEYBANK NATIONAL
COMPANY OF COLORADO                         ASSOCIATION, as Agent

By:_______________________________                By:___________________________
Title_____________________________                Title_________________________

**       Percentage taken to 10 decimal places

***      If fee is split 50-50, pick N/A as option

****     Delete if not required by Credit Agreement

                                  Exhibit E-6

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET

         Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                            (Sample form shown below)

                              ASSIGNOR INFORMATION

CONTACT:

Name:___________________________              Telephone No.:____________________
Fax No.:________________________              Telex No.:________________________
                                              Answerback:_______________________

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:             __________________________________
Account Name & Number for Wire Transfer:      __________________________________
                                              __________________________________

Other Instructions:_____________________________________________________________

ADDRESS FOR NOTICES FOR ASSIGNOR: ____________________________

                              ASSIGNEE INFORMATION

CREDIT CONTACT:

Name:___________________________              Telephone No.:____________________
Fax No.:________________________              Telex No.:________________________
                                              Answerback:_______________________

                                  Exhibit E-7

KEY OPERATIONS CONTACTS:

Booking Installation:                                   Booking Installation:
Name:                                                   Name:
Telephone No.:                                          Telephone No.:
Fax No.:                                                Fax No.:
Telex No.:                                              Telex No.:
Answerback:                                             Answerback:

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:

Account Name & Number for Wire Transfer:

Other Instructions:

ADDRESS FOR NOTICES FOR ASSIGNEE:

                                  Exhibit E-8

         KEYBANK INFORMATION

         Assignee will be called promptly upon receipt of the signed agreement.

INITIAL FUNDING CONTACT:                   SUBSEQUENT OPERATIONS CONTACT:

Name: Kathy Koenig                         Name:
Telephone No.: (216) 689-4228              Telephone No.: (___)
Fax No.: (216) 689-4981                    Fax No.: (___)

INITIAL FUNDING STANDARDS:

Libor Fund 2 days after rates are set.

KEYBANK WIRE INSTRUCTIONS:                 KeyBank National Association,
                                           Cleveland, Ohio
                                           ABA # 041-001-039
                                           Credit: Specialty Loan Services
                                           Credit Account Number: 3057
                                           Ref: Public Service CO. of Colorado

ADDRESS FOR NOTICES FOR KEYBANK:

For Administrative Matters:                Attention: Kathy Koenig
                                           127 Public Square,
                                           Cleveland, Ohio 44114
                                           (216) 689-4228 (phone)
                                           (216) 689-4981 (fax)

For Credit Matters:                        Attention: Keven Smith
                                           601 108th Avenue NE
                                           Bellevue, WA 98004
                                           (425) 709-4579 (phone)
                                           (425) 709-4587 (fax)

                                  Exhibit E-9

                                    EXHIBIT F

                              BORROWING CERTIFICATE

                                                 ________________________, 200__

KeyBank National Association
         for itself and as Agent under the Credit
         Agreement described below
[street]
[city, state, zip]

The Banks, as defined under the Credit
         Agreement described below

         RE: $300,000,000 PUBLIC SERVICE COMPANY OF COLORADO CREDIT FACILITY

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated June __, 2003 (together with all amendments, modifications and restatements thereof, the "Credit Agreement") among Public Service Company of Colorado (the "Borrower"), KeyBank National Association, as Agent, and Banks that are parties thereto. As used herein, terms defined in the Credit Agreement and not otherwise defined herein have the meanings given them in the Credit Agreement.

         The Borrower has requested a Borrowing to be made under Section 2.1 of the Credit Agreement as more specifically described on Attachment 1.

         I hereby certify to you that I am the [Chief Financial Officer] [Treasurer] [Chief Executive Officer] [general legal counsel] of the Borrower and I am authorized to execute and deliver this Certificate to the Agent on the behalf of Borrower. I hereby further certify that the Borrowing requested by the Borrower (i) has been duly authorized by the Borrower's board of directors pursuant to its resolution dated ________________, (ii) has been duly authorized by the Public Utilities Commission of the State of Colorado pursuant to its order dated _______________________ [** alternate for clause (ii): does not and will not require any authorization, consent or approval of the Public Utilities Commission of the State of Colorado], (iii) does not and will not require any other authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those that have been obtained, copies of which have been delivered to the Agent pursuant to Section 5.1(d) and (iv) will be used solely for the purpose of payment toward the PSCo 8-3/4% First Mortgage Bonds and the PSCo Capital Trust I Securities.

                                  Exhibit F-1

         I further certify to you that the Borrowing requested by the Borrower complies with all applicable requirements of each board resolution and the authorization of the Public Utilities Commission of the State of Colorado described above, including but not limited to any applicable limitation on the aggregate amount of debt that the Borrower may have outstanding at any one time.

                                          PUBLIC SERVICE COMPANY OF
                                          COLORADO, A COLORADO CORPORATION

                                          By____________________________________
                                            Its_________________________________

                                  Exhibit F-2

                      Attachment 1 to Borrowing Certificate
Terms of Borrowing:

         1.       The Business Day of the proposed Borrowing is ____________.

         2.       The aggregate amount of the proposed Borrowing is $
                  ____________.

         3. The proposed Borrowing is to be comprised of $_________ of Advances to bear interest at the Base Rate and $_____ of Advances to bear interest at the Eurodollar Rate.

         4. The duration of the Interest Period for Advances that bear interest at the Eurodollar Rate shall be ____ months.

                                  Exhibit F-3

                                    EXHIBIT G

                    PLEDGED SECURITIES COMPLIANCE CERTIFICATE

                                              __________________________,_______

KeyBank National Association,
         for itself and as Agent under the Credit
         Agreement described below

The Banks, as defined under the Credit
          Agreement described below

                             COMPLIANCE CERTIFICATE

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated June __, 2003 among Public Service Company of Colorado (the "Borrower"), KeyBank National Association, as Agent, and the Banks, as defined therein (the "Credit Agreement").

         All terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

         This is a Compliance Certificate submitted in connection with the Pledged Securities being delivered by Borrower to the Agent in accordance with
Section 7.3 of the Credit Agreement.

         I hereby certify to you as follows:

                           (a)      I am the [Chief Financial Officer]
                  [Treasurer] [Chief Executive Officer] of the Borrower. I am familiar with the regulatory affairs of the Borrower as they relate to issuance of securities pledged under the Indentures. I am authorized to execute and deliver this Certificate to the Agent on the behalf of Borrower.

                           (b) All covenants and conditions precedent to the authentication and delivery of the Pledged Securities have been complied with, and there has been no change in the facts and circumstances set forth in the application to the Trustee for authentication of the Pledged Securities (and the documents submitted therewith) from the date of such application to the date hereof. All covenants and conditions precedent to the authentication and delivery of the Related First Mortgage Bonds have been complied with, and there has been no change in the facts and circumstances set forth in the application to the trustee under the First Mortgage Bond Indenture for authentication of the Related First Mortgage Bonds (and the documents submitted therewith) from the date of such application to the date hereof.

                                  Exhibit G-1

                           (c) The issuance, execution, delivery and performance by the Borrower of the Indentures, the Pledged Securities and the Related First Mortgage Bonds, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Borrower, or any authorization, consent, approval, order, filing, registration or qualification by or with any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those consents described in Schedule 4.2 to the Credit Agreement, each of which has been obtained and is in full force and effect, (ii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System and
                  Section 7 of the Exchange Act or any regulation promulgated thereunder) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Organizational Documents of the Borrower, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower or any Subsidiary is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature (other than the Liens created under the Credit Agreement, the First Collateral Trust Securities Indenture and the First Mortgage Bond Indenture) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any Subsidiary.

                           (d) The representations set forth in Sections 4.3, 4.14 and 4.15 are true and correct as of the date hereof.

                           (e)      With the exception of the attached
                  exceptions to Section 4.17(a), the representations set forth in Section 4.17 are true and correct as of the date hereof.

I have no knowledge of the occurrence of any Default or Event of Default, except as set forth in the attachments, if any, hereto.

                                          Very truly yours,

                                          PUBLIC SERVICE COMPANY OF COLORADO,
                                          a Colorado corporation

                                          By____________________________________
                                             Its________________________________

                                  Exhibit G-2

                                  SCHEDULE 4.2

                                    CONSENTS

The approvals or authorizations of the following regulatory bodies, depending upon the characterization of the Borrowings under the Agreement, may be required and have each been obtained and are in full force and effect:

         Public Utilities Commission of the State of Colorado

                                  SCHEDULE 4.4

                                  SUBSIDIARIES

PSCO Capital Trust 1 (100%)*
1480 Welton, Inc. (100%)
Green and Clear Lakes Company (100%)
P.S.R. Investments, Inc. (100%)
Various ditch and water companies

*Denotes Restricted Subsidiary

                                  SCHEDULE 4.7

                                   LITIGATION

1. See disclosure regarding legal proceedings of the Borrower in (i) Note 13 to the Consolidated Financial Statements contained in the Borrower's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the SEC (the "2002 Form 10-K") and (ii) the Borrower's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 filed with the SEC (the "3/31/03 Form 10-Q").

2. The disclosure in the first paragraph under the heading Utility Regulation - Fuel, Purchased Gas and Resource Adjustment Clauses - PSCo in Item 1 of the 2002 Form 10-K is revised to read as follows:

                  The Borrower currently has six adjustment clauses that recover fuel, purchased energy and resource costs: the incentive cost adjustment (the "ICA"), the interim adjustment clause (the "IAC"), the air quality improvement rider, the demand side management cost adjustment, the gas cost adjustment and the steam cost adjustment. These adjustment clauses allow certain costs to be recovered from our retail customers. For certain adjustment mechanisms, the Borrower is required to file applications with the CPUC for approval in advance of the prospective effective dates.

         3. A new paragraph is added to the disclosure under the heading PSCo General Rate Case in footnote 3 to the financial statements in the 3/31/03 Form 10-Q, which reads as follows:

                  On May 29, 2003, the CPUC engaged in deliberations on the settlement agreement and entered an oral decision approving the settlement agreement with only minor modifications. We expect the CPUC to issue its written order reflecting the results of the May 29, 2003 deliberations in late June 2003. We are now moving to the phase II, rate design, portion of the case.

4. The second to last sentence of the first paragraph under the heading PSCo Fuel Adjustment Clause Proceedings is revised to read as follows:

                  PSCo is currently analyzing the testimony and will file responsive testimony in June 2003.

5. Pacific Northwest Refund Proceeding. In July 2001, the FERC ordered a preliminary hearing to determine whether there may have been unjust and unreasonable charges for spot market bilateral sales in the Pacific Northwest for the period December 25, 2000 through June 20, 2001. We supplied energy to the Pacific Northwest markets during this period and have been an active participant in the hearings. In September 2001, the presiding administrative law judge concluded that prices in the Pacific Northwest during the referenced period were the result of a number of factors, including the shortage of supply, excess demand, drought and increased natural gas prices. Under these circumstances the administrative law judge concluded that the prices in the Pacific Northwest markets were not unreasonable or unjust and no refunds should be ordered. Subsequent to the ruling the FERC has allowed the parties to request additional evidence regarding the use of certain strategies and how they may have impacted the markets in the Pacific Northwest markets. For the referenced period parties have claimed the total amount of transactions with us subject to refund are $34 million.

         On March 26, 2003, the FERC at its open meeting discussed this proceeding. While the action that the FERC plans to take cannot be definitively ascertained from that discussion, it appears that the FERC may conduct further proceedings to determine whether spot-market bilateral sales in the Pacific Northwest should be subject to refund.

If the proceedings before the FERC or the CPUC are not resolved in our favor, or if the CPUC, for any reason, does not grant us, in a timely manner, the increases we have requested or does not approve the settlement agreement or issue a final rate order with new rates that are consistent with those provided for in the settlement agreement, this could have a negative impact on our financial condition and results of operations.

                                  SCHEDULE 4.8

                              ENVIRONMENTAL MATTERS

See disclosure regarding environmental contingencies of the Borrower in (i) Note 13 to the Consolidated Financial Statements contained in the 2002 Form 10-K and
(ii) the 3/31/03 Form 10-Q.

                                  SCHEDULE 4.22

                              COMPLIANCE WITH LAWS

1. See disclosure regarding legal proceedings of the Borrower in (i) Note 13 to the Consolidated Financial Statements contained in the 2002 Form 10-K and
(ii) the 3/31/03 Form 10-Q.

2. The disclosure in the first paragraph under the heading Utility Regulation - Fuel, Purchased Gas and Resource Adjustment Clauses - PSCo in Item 1 of the 2002 Form 10-K is revised to read as follows:

                  The Borrower currently has six adjustment clauses that recover fuel, purchased energy and resource costs: the incentive cost adjustment (the "ICA"), the interim adjustment clause (the "IAC"), the air quality improvement rider, the demand side management cost adjustment, the gas cost adjustment and the steam cost adjustment. These adjustment clauses allow certain costs to be recovered from our retail customers. For certain adjustment mechanisms, the Borrower is required to file applications with the CPUC for approval in advance of the prospective effective dates.

3. A new paragraph is added to the disclosure under the heading PSCo General Rate Case in footnote 3 to the financial statements in the 3/31/03 Form 10-Q, which reads as follows:

                           On May 29, 2003, the CPUC engaged in deliberations on
                  the settlement agreement and entered an oral decision approving the settlement agreement with only minor modifications. We expect the CPUC to issue its written order reflecting the results of the May 29, 2003 deliberations in late June 2003. We are now moving to the phase II, rate design, portion of the case.

4. The second to last sentence of the first paragraph under the heading PSCo Fuel Adjustment Clause Proceedings is revised to read as follows:

                  PSCo is currently analyzing the testimony and will file responsive testimony in June 2003.

5. Pacific Northwest Refund Proceeding. In July 2001, the FERC ordered a preliminary hearing to determine whether there may have been unjust and unreasonable charges for spot market bilateral sales in the Pacific Northwest for the period December 25, 2000 through June 20, 2001. We supplied energy to the Pacific Northwest markets during this period and have been an active participant in the hearings. In September 2001, the presiding administrative law judge concluded that prices in the Pacific Northwest during the referenced period were the result of a number of factors, including the shortage of supply, excess demand, drought and increased natural gas prices. Under these circumstances the administrative law judge concluded that the prices in the Pacific Northwest markets were not unreasonable or unjust and no refunds should be ordered. Subsequent to the ruling the FERC has allowed the parties to request additional evidence regarding the use of certain strategies and how they may have impacted the markets in the Pacific Northwest markets. For the referenced period parties have claimed the total amount of transactions with us subject to refund are $34 million.

         On March 26, 2003, the FERC at its open meeting discussed this proceeding. While the action that the FERC plans to take cannot be definitively ascertained from that discussion, it appears that the FERC may conduct further proceedings to determine whether spot-market bilateral sales in the Pacific Northwest should be subject to refund.

If the proceedings before the FERC or the CPUC are not resolved in our favor, or if the CPUC, for any reason, does not grant us, in a timely manner, the increases we have requested or does not approve the settlement agreement or issue a final rate order with new rates that are consistent with those provided for in the settlement agreement, this could have a negative impact on our financial condition and results of operations.

                                  SCHEDULE 6.1

                                      LIENS

NONE.

                                TABLE OF CONTENTS

                                                                                                                  PAGE
ARTICLE I             DEFINITIONS...............................................................................    1

         Section 1.1           Definitions......................................................................    1
         Section 1.2           Times............................................................................   13
         Section 1.3           Accounting Terms and Determinations..............................................   13

ARTICLE II            AMOUNT AND TERMS OF THE LOANS.............................................................   14

         Section 2.1           Committed Advances...............................................................   14
         Section 2.2           Procedure for Making Advances....................................................   14
         Section 2.3           Interest.........................................................................   15
         Section 2.4           Limitation of Outstandings.......................................................   16
         Section 2.5           Principal and Interest Payment Dates.............................................   16
         Section 2.6           Level Status and Margins.........................................................   16
         Section 2.7           Facility Fees....................................................................   18
         Section 2.8           Other Fees.......................................................................   18
         Section 2.9           Termination of the Commitment....................................................   19
         Section 2.10          Voluntary Prepayments............................................................   19
         Section 2.11          Mandatory Prepayments............................................................   19
         Section 2.12          Computation of Interest and Fees.................................................   19
         Section 2.13          Payments.........................................................................   19
         Section 2.14          Payment on Nonbusiness Days......................................................   21
         Section 2.15          Use of Advances..................................................................   21
         Section 2.16          Increased Costs or Reduction of Yield............................................   21
         Section 2.17          Illegality.......................................................................   22
         Section 2.18          Taxes............................................................................   22
         Section 2.19          Capital Adequacy.................................................................   24
         Section 2.20          Mandatory Assignment of Bank's Interest..........................................   25

ARTICLE III           CONDITIONS PRECEDENT......................................................................   25

         Section 3.1           Initial Conditions Precedent.....................................................   25
         Section 3.2           Conditions Precedent to All Advances.............................................   26

ARTICLE IV            REPRESENTATIONS AND WARRANTIES............................................................   27

         Section 4.1           Corporate Existence and Power....................................................   27
         Section 4.2           Authorization of Borrowing; No Conflict as to Law or Agreements..................   27
         Section 4.3           Legal Agreements.................................................................   28
         Section 4.4           Subsidiaries.....................................................................   28
         Section 4.5           Financial Condition; Other Information...........................................   28
         Section 4.6           Adverse Change...................................................................   28
         Section 4.7           Litigation.......................................................................   29
         Section 4.8           Hazardous Substances.............................................................   29
         Section 4.9           Regulation U.....................................................................   29

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                  PAGE
         Section 4.10          Taxes............................................................................   29
         Section 4.11          Burdensome Restrictions..........................................................   29
         Section 4.12          Titles and Liens.................................................................   30
         Section 4.13          ERISA............................................................................   30
         Section 4.14          Securities Law Matters...........................................................   30
         Section 4.15          Investment Company Act...........................................................   31
         Section 4.16          Public Utility Holding Company Act...............................................   31
         Section 4.17          Indenture........................................................................   31
         Section 4.18          Solvency.........................................................................   32
         Section 4.19          Swap Obligations.................................................................   32
         Section 4.20          Insurance........................................................................   32
         Section 4.21          Compliance With Laws.............................................................   32

ARTICLE V             AFFIRMATIVE COVENANTS OF THE BORROWER.....................................................   32

         Section 5.1           Financial Statements; Other Notices..............................................   32
         Section 5.2           Books and Records; Inspection and Examination....................................   34
         Section 5.3           Compliance with Laws.............................................................   35
         Section 5.4           Payment of Taxes and Other Claims................................................   35
         Section 5.5           Maintenance of Properties........................................................   35
         Section 5.6           Insurance........................................................................   35
         Section 5.7           Preservation of Corporate Existence..............................................   35
         Section 5.8           Delivery of Information..........................................................   36
         Section 5.9           Pledged Securities Capacity......................................................   36
         Section 5.10          Use of Proceeds..................................................................   36

ARTICLE VI            NEGATIVE COVENANTS........................................................................   36

         Section 6.1           Liens............................................................................   36
         Section 6.2           Sale of Assets...................................................................   38
         Section 6.3           Consolidation and Merger.........................................................   38
         Section 6.4           Hazardous Substances.............................................................   38
         Section 6.5           Restrictions on Nature of Business...............................................   38
         Section 6.6           Transactions with Affiliates.....................................................   39
         Section 6.7           Ratio of Funded Debt to Total Capital............................................   39
         Section 6.8           Interest Coverage Ratio..........................................................   39

ARTICLE VII           EVENTS OF DEFAULT, RIGHTS AND REMEDIES....................................................   39

         Section 7.1           Events of Default................................................................   39
         Section 7.2           Rights and Remedies..............................................................   42
         Section 7.3           Provisions Regarding Pledged Securities..........................................   43

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                  PAGE
ARTICLE VIII          THE AGENT.................................................................................   44

         Section 8.1           Appointment; Nature of Relationship..............................................   44
         Section 8.2           Powers...........................................................................   45
         Section 8.3           General Immunity.................................................................   45
         Section 8.4           No Responsibility for Loans, Recitals, etc.......................................   45
         Section 8.5           Action on Instructions of Banks..................................................   45
         Section 8.6           Employment of Agents and Counsel.................................................   46
         Section 8.7           Reliance on Documents; Counsel...................................................   46
         Section 8.8           Agent's Reimbursement and Indemnification........................................   46
         Section 8.9           Notice of Default................................................................   47
         Section 8.10          Rights as a Bank.................................................................   47
         Section 8.11          Bank Credit Decision; Disclosure of Information by Agent.........................   47
         Section 8.12          Successor Agent..................................................................   48
         Section 8.13          Delegation to Affiliates.........................................................   49
         Section 8.14          Distribution of Payments and Proceeds............................................   49
         Section 8.15          Expenses.........................................................................   49
         Section 8.16          Payments Received Directly by Banks..............................................   50
         Section 8.17          Agent not Offering Bonds.........................................................   50

ARTICLE IX            ASSIGNMENTS AND PARTICIPATIONS............................................................   50

         Section 9.1           Assignments......................................................................   50
         Section 9.2           Participations...................................................................   53
         Section 9.3           Limitation on Assignments and Participations.....................................   54

ARTICLE X             MISCELLANEOUS.............................................................................   54

         Section 10.1          Disclosure of Information........................................................   54
         Section 10.2          No Waiver; Cumulative Remedies...................................................   55
         Section 10.3          Amendments, Etc..................................................................   55
         Section 10.4          Transmission, Notice and Effectiveness of Communications and Signatures..........   56
         Section 10.5          Costs and Expenses...............................................................   57
         Section 10.6          Indemnification by Borrower......................................................   57
         Section 10.7          Setoff...........................................................................   58
         Section 10.8          Sharing of Setoff................................................................   58
         Section 10.9          Usury............................................................................   59
         Section 10.10         Survival of Representations and Warranties.......................................   59
         Section 10.11         Integration......................................................................   59
         Section 10.12         Further Assurances...............................................................   60
         Section 10.13         Headings.........................................................................   60
         Section 10.14         Time of the Essence..............................................................   60
         Section 10.15         Foreign Banks....................................................................   60
         Section 10.16         Nature of Banks Obligations......................................................   61
         Section 10.17         Execution in Counterparts........................................................   61

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                  PAGE
         Section 10.18         Binding Effect, Assignment.......................................................   61
         Section 10.19         Governing Law....................................................................   61
         Section 10.20         Severability of Provisions.......................................................   61
         Section 10.21         Consent to Jurisdiction..........................................................   62
         Section 10.22         Waiver of Jury Trial.............................................................   62
         Section 10.23         Recalculation of Covenants Following Accounting Practices Change.................   62
         Section 10.24         Headings.........................................................................   62
         Section 10.25         Nonliability of Banks............................................................   62

                                TABLE OF CONTENTS

EXHIBITS AND SCHEDULES
Exhibit A         Commitment Amounts and Addresses
Exhibit B         Note
Exhibit C         Compliance Certificate
Exhibit D         Opinion of Borrower's Counsel
Exhibit E         Assignment Certificate
Exhibit F         Borrowing Certificate
Exhibit G         Pledged Securities Compliance Certificate

Schedule 4.2      Consents
Schedule 4.4      Subsidiaries
Schedule 4.7      Litigation
Schedule 4.8      Environmental Matters
Schedule 4.22     Compliance with Laws
Schedule 6.1      Liens